                            SEVEN SEAS PETROLEUM INC.

                                    as Issuer

                                   $45,000,000

                   12% Series A Senior Secured Notes due 2004
                        12% Series B Senior Secured Notes

                                    INDENTURE

                            Dated as of July 23, 2001

                        U.S. TRUST COMPANY OF TEXAS, N.A.
                                   as Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------
310(a)(1)......................................................      7.10
   (a)(2)......................................................      7.10
   (a)(3)......................................................      N/A
   (a)(4)......................................................      N/A
   (a)(5)......................................................      7.10
   (b).........................................................      7.10
   (c).........................................................      N/A
311(a).........................................................      7.11
   (b).........................................................      7.11
   (c).........................................................      N/A
312(a).........................................................      2.5
   (b).........................................................      11.3
   (c).........................................................      11.3
313(a).........................................................      7.6
   (b)(1)......................................................      7.6
   (b)(2)......................................................      7.6, 7.7
   (c).........................................................      7.6, 11.2
   (d).........................................................      7.6
314(a).........................................................      4.22, 11.2
   (b).........................................................      4.22
   (c)(1)......................................................      11.4
   (c)(2)......................................................      11.4
   (c)(3)......................................................      N/A
   (d).........................................................      4.22
   (e).........................................................      11.5
   (f).........................................................      N/A
315(a).........................................................      7.1
   (b).........................................................      7.5, 11.2
   (c).........................................................      7.1
   (d).........................................................      7.1
   (e).........................................................      6.11
316(a)(last sentence)..........................................      2.9
   (a)(1)(A)...................................................      6.5
   (a)(1)(B)...................................................      6.4
   (a)(2)......................................................      N/A
   (b).........................................................      6.7
   (c).........................................................      2.13
317(a)(1)......................................................      6.8
   (a)(2)......................................................      6.9
   (b).........................................................      2.4
318(a).........................................................      11.1
   (b).........................................................      N/A
   (c).........................................................      11.1

N/A means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE                                                             1

    SECTION 1.1 DEFINITIONS.......................................................................................1
    SECTION 1.2 OTHER DEFINITIONS................................................................................20
    SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT................................................21
    SECTION 1.4 RULES OF CONSTRUCTION............................................................................21

ARTICLE II. THE NOTES                                                                                            22

    SECTION 2.1 FORM AND DATING..................................................................................22
    SECTION 2.2 EXECUTION AND AUTHENTICATION.....................................................................23
    SECTION 2.3 REGISTRAR AND PAYING AGENT.......................................................................24
    SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST..............................................................24
    SECTION 2.5 HOLDER LISTS.....................................................................................24
    SECTION 2.6 TRANSFER AND EXCHANGE............................................................................25
    SECTION 2.7 REPLACEMENT OF NOTES.............................................................................29
    SECTION 2.8 OUTSTANDING NOTES................................................................................30
    SECTION 2.9 TREASURY NOTES...................................................................................30
    SECTION 2.10 TEMPORARY NOTES.................................................................................30
    SECTION 2.11 CANCELLATION....................................................................................31
    SECTION 2.12 DEFAULTED INTEREST..............................................................................31
    SECTION 2.13 RECORD DATE.....................................................................................31
    SECTION 2.14 COMPUTATION OF INTEREST.........................................................................31
    SECTION 2.15 CUSIP NUMBER....................................................................................31

ARTICLE III. REDEMPTION AND REPURCHASE                                                                           32

    SECTION 3.1 NOTICES TO TRUSTEE...............................................................................32
    SECTION 3.2 SELECTION OF NOTES TO BE REDEEMED................................................................32
    SECTION 3.3 NOTICE OF REDEMPTION.............................................................................32
    SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION...................................................................33
    SECTION 3.5 DEPOSIT OF REDEMPTION PRICE......................................................................33
    SECTION 3.6 NOTES REDEEMED IN PART...........................................................................34
    SECTION 3.7 OPTIONAL REDEMPTION..............................................................................34
    SECTION 3.8 MANDATORY REDEMPTION.............................................................................34

ARTICLE IV. COVENANTS                                                                                            35

    SECTION 4.1 PAYMENT OF NOTES.................................................................................35
    SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY..................................................................35
    SECTION 4.3 CORPORATE EXISTENCE..............................................................................35
    SECTION 4.4 MAINTENANCE OF PROPERTIES AND INSURANCE..........................................................36

                                                                                                               PAGE
                                                                                                               ----
    SECTION 4.5 COMPLIANCE WITH LAWS.............................................................................36
    SECTION 4.6 REPORTS..........................................................................................37
    SECTION 4.7 TAXES............................................................................................37
    SECTION 4.8 STAY, EXTENSION AND USURY LAWS...................................................................37
    SECTION 4.9 CHANGE OF CONTROL................................................................................37
    SECTION 4.10 ASSET SALES.....................................................................................39
    SECTION 4.11 RESTRICTED PAYMENTS.............................................................................43
    SECTION 4.12 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK......................................45
    SECTION 4.13 SALE AND LEASEBACK TRANSACTIONS.................................................................47
    SECTION 4.14 LIENS...........................................................................................48
    SECTION 4.15 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.......................48
    SECTION 4.16 TRANSACTIONS WITH AFFILIATES....................................................................49
    SECTION 4.17 COVENANT TO ENTER INTO SUBSIDIARY GUARANTEES....................................................49
    SECTION 4.18 LINE OF BUSINESS................................................................................50
    SECTION 4.19 ADDITIONAL AMOUNTS..............................................................................50
    SECTION 4.20 PAYMENT CERTIFICATIONS..........................................................................52
    SECTION 4.21 COMPLIANCE CERTIFICATE..........................................................................52
    SECTION 4.22 COMPLIANCE WITH TIA.............................................................................53

ARTICLE V. SUCCESSORS                                                                                            53

    SECTION 5.1 MERGER, CONSOLIDATION OR SALE OF ASSETS OF SEVEN SEAS............................................53
    SECTION 5.2 SUCCESSOR CORPORATION OF SEVEN SEAS SUBSTITUTED..................................................54

ARTICLE VI. DEFAULTS AND REMEDIES                                                                                54

    SECTION 6.1 EVENTS OF DEFAULT................................................................................54
    SECTION 6.2 ACCELERATION.....................................................................................56
    SECTION 6.3 OTHER REMEDIES...................................................................................56
    SECTION 6.4 WAIVER OF EXISTING DEFAULTS......................................................................57
    SECTION 6.5 CONTROL BY MAJORITY..............................................................................57
    SECTION 6.6 LIMITATION ON SUITS..............................................................................57
    SECTION 6.7 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT....................................................58
    SECTION 6.8 COLLECTION SUIT BY TRUSTEE.......................................................................58
    SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM.................................................................58
    SECTION 6.10 PRIORITIES......................................................................................58
    SECTION 6.11 UNDERTAKING FOR COSTS...........................................................................59

ARTICLE VII. TRUSTEE                                                                                             59

    SECTION 7.1 DUTIES OF TRUSTEE................................................................................59
    SECTION 7.2 RIGHTS OF TRUSTEE................................................................................60
    SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.....................................................................61

                                                                                                               PAGE
                                                                                                               ----
    SECTION 7.4 TRUSTEE'S DISCLAIMER.............................................................................61
    SECTION 7.5 NOTICE OF DEFAULTS...............................................................................62
    SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.......................................................62
    SECTION 7.7 COMPENSATION AND INDEMNITY.......................................................................62
    SECTION 7.8 REPLACEMENT OF TRUSTEE...........................................................................63
    SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.................................................................64
    SECTION 7.10 ELIGIBILITY; DISQUALIFICATION...................................................................64
    SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST SEVEN SEAS............................................64

ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE                                                           65

    SECTION 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.........................................65
    SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE...................................................................65
    SECTION 8.3 COVENANT DEFEASANCE..............................................................................65
    SECTION 8.4 CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE............................................66
    SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                    PROVISIONS...................................................................................67
    SECTION 8.6 REPAYMENT TO SEVEN SEAS..........................................................................68
    SECTION 8.7 REINSTATEMENT....................................................................................68

ARTICLE IX. AMENDMENT, SUPPLEMENT AND WAIVER                                                                     68

    SECTION 9.1 WITHOUT CONSENT OF HOLDERS OF NOTES..............................................................68
    SECTION 9.2 WITH CONSENT OF HOLDERS OF NOTES.................................................................69
    SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT..............................................................71
    SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS................................................................71
    SECTION 9.5 NOTATION ON OR EXCHANGE OF NOTES.................................................................71
    SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC..................................................................71

ARTICLE X. SECURITY AND PLEDGE OF COLLATERAL                                                                     71

    SECTION 10.1 GRANT OF SECURITY INTEREST......................................................................71
    SECTION 10.2 DELIVERY OF COLLATERAL..........................................................................72
    SECTION 10.3 REPRESENTATIONS AND WARRANTIES..................................................................72
    SECTION 10.4 FURTHER ASSURANCES..............................................................................72
    SECTION 10.5 TRUSTEE APPOINTED ATTORNEY-IN-FACT..............................................................73
    SECTION 10.6 TRUSTEE MAY PERFORM.............................................................................73
    SECTION 10.7 TRUSTEE'S DUTIES................................................................................73
    SECTION 10.8 APPLICATION OF PROCEEDS.........................................................................73
    SECTION 10.9 CONTINUING LIEN.................................................................................73
    SECTION 10.10 CERTIFICATES AND OPINIONS......................................................................73
    SECTION 10.11 ADDITIONAL AGREEMENTS..........................................................................74

                                                                                                               PAGE
                                                                                                               ----
ARTICLE XI. MISCELLANEOUS                                                                                        74

    SECTION 11.1 TRUST INDENTURE ACT CONTROLS....................................................................74
    SECTION 11.2 NOTICES.........................................................................................74
    SECTION 11.3 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES...................................76
    SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..............................................76
    SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...................................................76
    SECTION 11.6 GOVERNING LAW...................................................................................77
    SECTION 11.7 LEGAL HOLIDAYS..................................................................................77
    SECTION 11.8 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS........................77
    SECTION 11.9 INDEMNIFICATION FOR JUDGMENT CURRENCY FLUCTUATIONS..............................................77
    SECTION 11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.................................................78
    SECTION 11.11 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................................................78
    SECTION 11.12 SUCCESSORS.....................................................................................78
    SECTION 11.13 SEVERABILITY...................................................................................78
    SECTION 11.14 COUNTERPART ORIGINALS..........................................................................79
    SECTION 11.15 TABLE OF CONTENTS, HEADINGS, ETC...............................................................79

                                    EXHIBITS


Exhibit A       Form of Note
Exhibit B       Form of Certificate for Exchange or Registration of Transfer
Exhibit C       Form of Supplemental Indenture

                  INDENTURE, dated as of July 23, 2001, between Seven Seas Petroleum Inc., a Cayman Islands exempt company limited by shares ("Seven Seas" or the "Company") and U.S. Trust Company of Texas, N.A., or any successor entity by merger, acquisition, consolidation or otherwise, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12% Series A Senior Secured Notes due 2004 (the "Series A Notes") and of the Holders of the 12% Series B Senior Secured Notes (the "Series B Notes, and together with the Series A Notes, the "Notes"):

                                   ARTICLE I.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         SECTION 1.1 DEFINITIONS.

                  "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary or Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of Seven Seas and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by Seven Seas and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of Seven Seas' most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year- end reserve report, and (2) estimated proved oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through
(4), such increases and decreases shall be as estimated by Seven Seas' petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of Seven Seas and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on Seven Seas' books and records as of a date no earlier than the date of Seven Seas' latest annual or quarterly financial statements,
(c) the Net Working Capital on a date no earlier than the date of Seven Seas' latest consolidated annual or quarterly financial statements, and (d) with respect to each other tangible asset of Seven Seas or its Restricted Subsidiaries (excluding any amounts with respect to Colombian Government Receivables), the greater of (A) the net book value of such other tangible asset on a date no earlier than the date of Seven Seas' latest consolidated annual or quarterly financial statements, and (B) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which Seven Seas shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (ii) the sum of (a) minority interests (other than a minority interest in a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to Seven Seas or a Restricted Subsidiary), (b) any net gas balancing liabilities of Seven Seas and its Restricted Subsidiaries reflected in Seven Seas' latest audited financial statements, (c) to the extent included in
(i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in Seven Seas' year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Seven Seas and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (d) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of Seven Seas and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If Seven Seas changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if Seven Seas were still using the full cost method of accounting.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in the Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback transaction, including any disposition by means of a merger, consolidation or similar transaction and including the issuance, sale or other transfer of any of the Capital Stock of any Restricted Subsidiary of such Person) other than to Seven Seas or to any of its Wholly Owned Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain, nationalization, expropriation or similar proceeding or action, but excluding the receipt of proceeds of business interruption insurance or environmental damage insurance or similar types of policies); and (ii) the issuance of Equity Interests in any Restricted Subsidiaries or the sale of any Equity Interests in any Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Seven Seas or a Restricted Subsidiary), in each case, in one or a series of related transactions. For purposes of this definition, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Seven Seas, as permitted under Section 5.1, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (c) a transfer of assets by Seven Seas to a Restricted Subsidiary or by a Restricted Subsidiary to Seven Seas or to another Restricted Subsidiary,
(d) an issuance of Equity Interests by a Restricted Subsidiary to Seven Seas or to another Restricted Subsidiary, (e) the making of a Restricted Payment or a Permitted Investment that is permitted by Section 4.11, (f) any Production Payment and Reserve Sale created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto, (g) sales, leases, conveyances or other dispositions of assets the aggregate gross proceeds of which do not exceed $250,000 in any twelve-month period, (h) the relinquishment of unexplored acreage in accordance with the Association Contracts, (i) the abandonment, farm-out, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business, (j) the trade or exchange by Seven Seas or any Restricted Subsidiary of Seven Seas of any oil and gas property owned or held by Seven Seas or such Subsidiary for any oil and gas property owned or held by another Person in a single transaction or a series of related transactions having a fair market value of less than $50.0 million, provided that (x) the fair market value of the properties traded or exchanged by Seven Seas or such Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such fair market value) is reasonably equivalent to the fair market value of the oil and gas property to be received by Seven Seas or such Subsidiary as determined in good faith by (1) any officer of Seven Seas if such fair market value is less than $5.0 million and (2) the Board of Directors of Seven Seas as certified by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $5.0 million, and provided, further, that if such resolution indicates that such fair market value is equal to or in excess of $20.0 million such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in oil and gas properties, and (y) such trade or exchange is approved by a majority of the Disinterested Directors of Seven Seas, (k) the sale or transfer of hydrocarbons or other mineral products for value in the ordinary course of business, or (l) the issuance of warrants, options or other rights to acquire Capital Stock concurrently with the sale of Series A Notes pursuant to a rights offering or otherwise.

                  "Association Contracts" means the Dindal Association Contract issued by Ecopetrol in March 1993, the Rio Seco Association Contract issued by Ecopetrol in August

1995, the Rosablanca Association Contract issued by Ecopetrol in February 1998, the Deep Dindal Association Contract issued by Ecopetrol in April 2001 and the Cristales Association Contract issued by Ecopetrol in April 2001.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payment" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                  "Board of Directors" means the Board of Directors of Seven Seas, or any authorized committee of such Board of Directors.

                  "Borrowing Base" means, as of any date, the aggregate amount not to exceed the sum of 100% of cash and Cash Equivalents that are not pledged to secure Indebtedness plus 100% of Colombian Government Receivables plus 30% of Adjusted Consolidated Net Tangible Assets.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities no more than twelve months from the date of acquisition, (b) United States dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any United States commercial bank of recognized standing having capital and surplus in excess of $500 million or (ii) any bank whose short-term commercial paper rating from Standard & Poor's is at least A-1 or the equivalent thereof or from

Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or commercial paper or any variable rate notes issued by, or guaranteed by, any United States corporation rated A-1 (or the equivalent thereof) by Standard & Poor's or P-1 (or the equivalent thereof) by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which Seven Seas shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, (e) deposits available for withdrawal on demand with any commercial bank in Colombia not meeting the qualifications specified in clause
(b)(i) above, provided all such deposits do not exceed $2.0 million in the aggregate at any one time, and (f) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraph (a),
(b), (c) or (d) hereof.

                  "Change of Control" means the occurrence of any of the following: (i) any Person, other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, provided that such Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Seven Seas; provided, however, that the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Seven Seas than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Seven Seas was approved by a vote of 66-2/3% of the directors of Seven Seas then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
(iii) the merger or consolidation of Seven Seas with or into another Person or the merger of another Person with or into Seven Seas, or the sale of all or substantially all the assets of Seven Seas to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Seven Seas that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Seven Seas are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

                  "Change of Control Notice" means a notice mailed by Seven Seas to each Holder describing the transaction or transactions that constitute a Change of Control and offer to repurchase all or any part (equal to $100 or integral multiple thereof) of such Holder's Notes pursuant to Section 4.9 hereof.

                  "Clearstream" means Clearstream, S.A.

                  "Collateral Agent" means the Person acting as collateral agent under the Security Agreements.

                  "Colombian Government Receivables" means the aggregate accounts receivable by Seven Seas or a Restricted Subsidiary from Ecopetrol or a successor agency or ministry of the Colombian government with respect to the Association Contracts, in the net amount recorded in accordance with GAAP on a consolidated basis on the books of Seven Seas (net of any disputed, doubtful or uncertain amounts or other offsets), as adjusted from time to time.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

                  "Consolidated Cashflow" means, with respect to Seven Seas and its Restricted Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) to the extent deducted from Consolidated Net Income for such period, (x) the Fixed Charges for such period, plus (y) noncash dividends on Seven Seas' Preferred Stock, plus (iii) Consolidated Income Taxes for such period, plus (iv) consolidated depreciation, amortization, depletion and other non-cash charges of Seven Seas and its Restricted Subsidiaries required to be reflected as expenses on the books and records of Seven Seas, determined on a consolidated basis in accordance with GAAP (excluding any such noncash expense or charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period decreased (to the extent included in determining Consolidated Net Income) by the sum of, without duplication, (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments during such period, minus (v) cash payments with respect to any nonrecurring, non-cash charges previously added back pursuant to clause (iv) and excluding (vi) the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cashflow only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Seven Seas by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting or by proportional consolidation by such Person shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person or a Restricted Subsidiary of such Person; (ii) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded to the extent not distributed to such Person or one of its Restricted Subsidiaries; (iii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (v) the cumulative effect of a change in accounting principles shall be excluded; (vi) income or loss attributable to discontinued operations shall be excluded; (vii) any increase in cost of sales or other write-offs resulting from the purchase accounting treatment of any acquisitions shall be excluded; (viii) all other extraordinary, unusual or nonrecurring gains and losses shall be excluded; (ix) any ceiling limitation writedowns under Commission guidelines shall be treated as capitalized costs, as if such writedown had not occurred and (x) with regard to a non-Wholly Owned Subsidiary, any aggregate Net Income (or loss) in excess of such Person's or such Subsidiary's pro rata share of such non-Wholly Owned Subsidiary's Net Income (or loss) shall be excluded. Notwithstanding the foregoing, for the purposes of
Section 4.11 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Seven Seas or a Restricted Subsidiary to the extent such dividends, repayments or transfers are actually used to increase the amount of Restricted Payments permitted pursuant to Section 4.11(c)(iv).

                  "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Restricted Subsidiaries (less any revaluation or other write-up subsequent to the date of this Indenture in any such assets (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of (a) the total liabilities of such Person and its consolidated Restricted Subsidiaries, plus (b) any

Disqualified Stock of such Person or any consolidated Restricted Subsidiaries of such Person issued to any Person other than such Person or a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to Seven Seas.

                  "Credit Agreement" means one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case together with all other agreements, instruments, and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced or otherwise modified from time to time, including without limitation, increases and decreases from time to time in the amounts available for borrowings thereunder. A Credit Agreement, for purposes of this definition, may include any issue of Indebtedness, incurred in accordance with Section 4.12, pursuant to an underwritten public offering or a private placement of debt securities.

                  "Credit Facility" means, collectively, (i) that certain $10 million Loan Agreement by and among Seven Seas and Stillwater National Bank and Trust Company, N.A. as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including any increases in the principal amount thereof and (ii) after such credit facility has been terminated and all then outstanding Indebtedness thereunder or with respect thereto has been repaid in full in cash and discharged, any successors to or replacements (as designated by the Board of Directors of Seven Seas in its sole judgment, and evidenced by a resolution) of such proposed credit facility, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including any increases in the principal amount thereof.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Depository" means the Depository Trust Company as the depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver its resolution under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of Seven Seas) in or with respect to such transaction or series of transactions.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date that the Notes mature.

                  "Dollar-Denominated Production Payments" means production payment obligations of Seven Seas or any Subsidiary which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euroclear" means the Euroclear system.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Existing Guarantees" means the Guarantees by Seven Seas and its Subsidiaries, as in effect on the Issue Date and any Subsidiary Guarantees.

                  "Existing Indebtedness" means the Indebtedness of Seven Seas and its Restricted Subsidiaries in existence on the Issue Date and any Indebtedness incurred pursuant to this Indenture and pursuant to that certain Note Purchase and Loan Agreement dated July 9, 2001 by and between the Company and Chesapeake Energy Corporation.

                  "Existing Liens" means the Liens in existence on the Issue Date and any Lien securing Obligations under the Notes or the Note Purchase and Loan Agreement dated July 9, 2001 by and between the Company and Chesapeake Energy Corporation.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers, acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest incurred by such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of
(a) all dividend payments, whether or not in cash, on any series of Preferred Stock of any such Person payable to a party other than Seven Seas or a Wholly Owned Subsidiary, other than dividend payments on Equity Interests payable solely in Equity Interests of Seven Seas, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cashflow of such Person and its Restricted Subsidiaries for such period of the most recent four consecutive fiscal quarters for which financial statements are available prior to the date of such determination to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Seven Seas or any of its Restricted Subsidiaries incurs, assumes, guarantees or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues or redeems Preferred Stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by Seven Seas or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be, deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Consolidated Cashflow and Indebtedness of the Person which is the subject of any such acquisition, and (ii) the Consolidated Cashflow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referenced Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "GAAP" means generally accepted accounting principles in the United States which are in effect on the date of this Indenture.

                  "Global Note" means a permanent global senior secured note that contains the paragraph referred to in footnotes 4 and 6 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means any Restricted Subsidiary that shall have guaranteed, pursuant to a Supplemental Indenture and the requirements therefore set forth in this Indenture, the payment of all principal of, and interest and premium, if any, on, the Notes and all other amounts payable under the Notes or this Indenture.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other hedging agreements or arrangements, in each case designed to protect such Person against fluctuations in interest rates, currencies and oil and natural gas prices entered into in the ordinary course of business in the Oil and Gas Business and not for speculation.

                  "Holder" means a Person in whose name a Note is registered on the Registrar's books.

                  "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any Property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person); (iii) the maximum fixed repurchase price of Disqualified Stock issued by such Person, if held by a Person other than Seven Seas or a Wholly Owned Subsidiary of Seven Seas; and
(iv) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided that Indebtedness shall exclude Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described in this definition.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a person who holds an interest through a Participant.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Seven Seas for consideration consisting of common equity securities of Seven Seas shall not be deemed to be an Investment.

                  "Issue Date" means July 23, 2001.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in the city of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of Seven Seas and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties held at the beginning of such quarter that have been disposed of as provided in Section 4.10.

                  "Maturity Date" means, in the case of the Series A Notes, November 7, 2004, and in the case of the Series B Notes, the earlier to occur of the consummation of Seven Seas' rights offering of the Series A Notes and November 7, 2004.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, and before reduction for noncash Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any items classified as extraordinary gains or losses together with any related provision for taxes on such extraordinary gains or losses.

                  "Net Proceeds" means the aggregate cash proceeds received by Seven Seas or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and net of any Purchase Money Obligations relating to the assets comprising such Asset Sale or payments made to repay indebtedness or any other obligation (owing to a Person other than Seven Seas or any Restriction Subsidiary) outstanding at the time of such Asset Sale that either is secured by a Lien on the Property or assets sold or is required to be paid as a result of such sale.

                  "Net Working Capital" means (i) all current assets of Seven Seas and its Restricted Subsidiaries excluding cash and Cash Equivalents and Colombian Government Receivables (to the extent included in current assets), minus (ii) all current liabilities of Seven Seas and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither Seven Seas nor any of its Restricted Subsidiaries (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Seven Seas or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (iii) the explicit terms of which provide that there is no recourse against any of the assets of Seven Seas or its Restricted Subsidiaries.

                  "Note Custodian" means the Trustee, as custodian with respect to the Global Note, or any successor entity thereto.

                  "Notes" means the Series A Notes and the Series B Notes.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of Seven Seas by two Officers of Seven Seas, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of Seven Seas, that meets the requirements of Section 11.4 hereof.

                  "Oil and Gas Business" means (i) the acquisition, exploration, exploitation, development, operation or disposition of interests in oil, gas or other hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties, (iii) any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of oil, gas and other minerals and products produced in association therewith or (iv) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (i) through (iii) of this definition.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.4 hereof. The counsel may be an employee of or counsel to Seven Seas, any Subsidiary of Seven Seas or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment to the Notes.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Permitted Holders" means (i) Robert A. Hefner III and Breene
M. Kerr, (ii) any Person controlled directly or indirectly by either or both of the Persons referred to in clause (i), and (iii) any trust, all of the beneficiaries of which are any one or more of the Persons referred to in clause
(i) of this definition.

                  "Permitted Infrastructure Investment" means an investment made by Seven Seas or any Restricted Subsidiary in production, processing, storage, compression and pipeline facilities and infrastructure with respect to the production and transportation of oil and natural gas from the Guaduas Oil Field, provided that the aggregate amount of such investment made by Seven Seas and its Restricted Subsidiaries in any such facilities and infrastructure, as a proportion of the total investments made by all Persons in such facilities and infrastructure, does not at any time exceed the combined proportionate share of the working interests of Seven Seas and its Restricted Subsidiaries in Emerald Mountain.

                  "Permitted Investments" means (i) any Investments in Seven Seas or in a Restricted Subsidiary of Seven Seas that is engaged in the Oil and Gas Business and reasonable extensions or expansions thereof; (ii) any Investments in Cash Equivalents; (iii) Investments by Seven Seas or any Restricted Subsidiary of Seven Seas in a Person if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of Seven Seas and such Person is engaged in the Oil and Gas Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Seven Seas or a Wholly Owned Subsidiary of Seven Seas that is engaged in the Oil and Gas Business; (iv) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
(v) Investments by Seven Seas or any of its Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million outstanding at any one time in the Oil and Gas Business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Seven Seas or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor; (vii) any operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, investments in corporations; (viii) accounts receivable created or acquired, and prepaid expenses arising, in the ordinary course of business; (ix) the endorsements of negotiable instruments for collection or deposit in the ordinary course of business; (x) Investments existing on the date of this Indenture; (xi) the incurrence, assumption or creation of Hedging Obligations that Seven Seas or a Restricted Subsidiary of Seven Seas enter into in the ordinary course of the Oil and Gas Business for the purpose of protecting its production against fluctuations in oil or natural gas prices and otherwise in compliance with this Indenture; and (xii) Permitted Infrastructure Investments.

                  "Permitted Liens" means (i) Liens securing Indebtedness permitted by clauses (i), (ii), (iii), (v) (to the extent that the Liens securing Permitted Refinancing Indebtedness have the same terms and relate to the same assets as the Liens securing the Indebtedness to be exchanged or retired in relation thereto), (viii), (ix), (xi), (xii) (to the extent that cash on deposit may be encumbered by the issuance of trade letters of credit), and
(xiii) (to the extent related to a Credit Agreement) in each case, under the covenant in Section 4.12 herein, so long as such Liens are junior to the Liens securing the Obligations under the Notes; (ii) Liens in favor of Seven Seas or any Wholly Owned Subsidiary; (iii) Liens on Property of a Person existing at the time such Person is merged into or consolidated with Seven Seas or any Restricted Subsidiary of Seven Seas; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Seven Seas; (iv) Liens on Property of a Person existing at the time such Person becomes a Restricted Subsidiary of Seven Seas; (v) Liens on Property existing at the time of acquisition thereof by Seven Seas or any Restricted Subsidiary of Seven Seas, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, tenders, bids, leases or other obligations of a like nature incurred in the ordinary course of the Oil and Gas Business; (vii) Liens existing on the date of this Indenture;
(viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Seven Seas or any of its Restricted Subsidiaries; (xi) statutory Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) Purchase Money Liens (including extensions and renewals thereof); (xiv) interests of lessors in capital or operating leases; (xv) Liens on deposits made in connection with Hedging Obligations; (xvi) other Liens arising in the ordinary course of business of Seven Seas or any Restricted Subsidiary which do not secure the payment of borrowed money and in the aggregate do not materially adversely affect the value of the assets of Seven Seas and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by Seven Seas or such Restricted Subsidiaries and (xvii) Liens arising in connection with Production Payments and Reserve Sales.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of Seven Seas or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Seven Seas or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or fully accreted value at Stated Maturity, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or then current accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (iv) such Indebtedness is incurred either by Seven Seas or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded provided, however, that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary of Seven Seas that refinances Indebtedness of Seven Seas or (b) Indebtedness of Seven Seas or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political subdivision thereof (including any subdivision of any such entity).

                  "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Production Payments and Reserve Sales" means the grant or transfer by Seven Seas or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether a Volumetric Production Payment or Dollar-Denominated Production Payment), partnership or other interest in oil and gas properties, reserve or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, in each case where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

                  "Property" means any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including any right of interest therein or thereto.

                  "Purchase Money Lien" means a Lien granted on an asset or Property to secure a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

                  "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed solely to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

                  "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

                  "Securities Act" means the United States Securities Act of 1933, as amended.

                  "Security Agreements" means the Security Agreement dated as of July 23, 2001, by and between Seven Seas and Chesapeake Energy Corporation, the Deposit Account Control Agreement dated as of July 23, 2001, by and among Seven Seas, Southwest Bank of Texas, N.A. and Chesapeake Energy Corporation, the Legal Mortgage over Shares dated as of July 23, 2001 by and between Seven Seas and Chesapeake Energy Corporation and the Collateral Sharing and Agency Agreement dated as of July 23, 2001 among the Trustee and Chesapeake Energy Corporation, each as amended from time to time.

                  "Series A Definitive Notes" means Series A Notes that are substantially in the form of the Note attached hereto as Exhibit A, that do not include the information or text called for by footnotes 1, 2, 3, and 4, 5, 6, 7 and 8 thereto.

                  "Series A Notes" means Seven Seas' 12% Series A Senior Secured Notes due 2004.

                  "Series B Notes" means Seven Seas' 12% Series B Senior Secured Notes that are substantially in the form of the Note attached hereto as Exhibit A, that includes the information or text called for by footnotes 1, 2, 3, 5, 7 and 8 thereto.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Stated Maturity" means when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Guarantee" means an unconditional guarantee of the Notes and this Indenture given by any Restricted Subsidiary or other Person pursuant to the terms of this Indenture or any supplement hereto.

                  "Supplemental Indenture" means a supplement to this Indenture substantially in the form of Exhibit C hereto.

                  "Trust Indenture Act" or "TIA" means the United States Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act, except as provided in Section 9.3 hereof.

                  "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Seven Seas; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Seven Seas or any Restricted Subsidiary of Seven Seas unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Seven Seas or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Seven Seas; (c) is a Person with respect to which neither Seven Seas nor any of its Restricted

Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve or maintain any specified levels of profitability (it being understood that agreements entered into in the ordinary course of the Oil and Gas Business relating to transportation or throughput commitments will not constitute such an obligation); and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Seven Seas or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of Seven Seas shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of Seven Seas giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.11 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Seven Seas as of such date. The Board of Directors of Seven Seas may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Seven Seas of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.12 and (ii) no Default or Event of Default would be in existence following such designation.

                  "U.S. Government Securities" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof and (ii) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Security which is specified in clause (i) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Security which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security or the specific payment of principal or interest of the U.S. Government Security evidenced by such depository receipt.

                  "Volumetric Production Payments" means production payment obligations of Seven Seas or any of its Subsidiaries which are payable from a specified share of production from specific Properties, together with all undertakings and obligations in connection therewith.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership and limited liability company interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required by applicable law to be held by third parties) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture.

         SECTION 1.2  OTHER DEFINITIONS.

                   Term                                Defined in Section
                   ----                                ------------------
         "Additional Amounts"                                 4.19
         "Affiliate Transaction"                              4.16
         "Aggregate Unused Proceeds"                          4.10
         "Agreement Currency"                                 11.9
         "Asset Sale Offer"                                   4.10
         "Asset Sale Offer Amount"                            4.10
         "Asset Sale Offer Period"                            4.10
         "Asset Sale Purchase Date"                           4.10
         "Authorized Agent"                                  11.10
         "Bankruptcy Law"                                      6.1
         "Change of Control Offer"                             4.9
         "Change of Control Offer Period"                      4.9
         "Change of Control Payment"                           4.9
         "Change of Control Purchase Date"                     4.9
         "Collateral"                                         10.1
         "Covenant Defeasance"                                 8.3
         "Custodian"                                           6.1
         "DTC"                                                 2.3
         "Escrow Account"                                      3.8
         "Event of Default"                                    6.1
         "Excess Proceeds"                                    4.10
         "Excluded Taxes"                                     4.19
         "Group of Subsidiaries"                               6.1
         "Guaranteed Debt"                                    4.17
         "Incur"                                              4.12
         "Judgment Currency"                                  11.9
         "Legal Defeasance"                                    8.2
         "Notice of Default"                                   6.1
         "Paying Agent"                                        2.3
         "Payment Default"                                     6.1

                   Term                                Defined in Section
                   ----                                ------------------
         "Pledged Shares"                                     10.1
         "Pledged Securities"                                10.11
         "Private Placement Legend"                            2.6
         "Registrar"                                           2.3
         "Restricted Payments"                                4.11
         "Taxes"                                              4.19



         SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

                  The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means Seven Seas and any successor thereto.

                  All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

        SECTION 1.4  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means "including without limitation;"

                  (5) words in the singular include the plural, and in the plural include the singular;

                  (6) provisions apply to successive events and transactions;
and

                  (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                  ARTICLE II.
                                   THE NOTES

         SECTION 2.1  FORM AND DATING.

                  (a) Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $100 and integral multiples thereof. The form of the Series A Notes and Series B Notes will be the same except that the Private Placement Legend will be omitted from the Series A Notes. The Series A Notes and the Series B Notes shall be considered one series for purposes of voting, seniority and any similar rights.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture; and Seven Seas and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) Global Note. Series A Notes offered and sold to stockholders of Seven Seas or Holders of Series B Notes shall be issued initially in the form of a Global Note, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by Seven Seas and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  The Global Note shall represent such of the outstanding Series A Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Series A Notes from time to time endorsed thereon and that the aggregate amount of outstanding Series A Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Series A Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  Except as set forth in Section 2.6 hereof, the Global Note may be transferred, in whole and not in part, only to a nominee of the Depository or to a successor of the Depository or its nominee.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to the Global Note deposited with or on behalf of the Depository.

                  Seven Seas shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Note that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Note Custodian.

                  Participants shall have no rights either under this Indenture with respect to the Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under the Global Note, and the Depository may be treated by Seven Seas, the Trustee and any agent of Seven Seas, or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Nothing herein shall prevent Seven Seas, the Trustee or any agent of Seven Seas or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Note.

                  (d) Series A Definitive Notes. Series A Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

                  (e) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of Seven Seas executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

                  Subject to the provisions of this Article 2, a Holder of the Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

        SECTION 2.2  EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign the Notes for Seven Seas by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

                  The Trustee shall, upon a written order of Seven Seas signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.7 hereof.

                  The Trustee may appoint an authenticating agent acceptable to Seven Seas to authenticate the Notes. An authenticating agent may authenticate a Note whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Seven Seas or an Affiliate of Seven Seas.

        SECTION 2.3  REGISTRAR AND PAYING AGENT.

                  Seven Seas shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where the Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. Seven Seas may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Seven Seas may change any Paying Agent or Registrar without notice to any Holder. Seven Seas shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Seven Seas fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Seven Seas or any of its Subsidiaries may act as Paying Agent or Registrar.

                  Seven Seas initially appoints the Depository Trust Company ("DTC") to act as Depository with respect to the Global Note.

                  Seven Seas initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

        SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST.

                  Seven Seas shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium and Additional Amounts, if any, or interest on the Notes, and shall notify the Trustee of any default by Seven Seas in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Seven Seas at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Seven Seas or a Subsidiary) shall have no further liability for the money. If Seven Seas or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Seven Seas, the Trustee shall serve as Paying Agent for the Notes.

        SECTION 2.5  HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, Seven Seas shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and Seven Seas shall otherwise comply with TIA Section 312(a).

        SECTION 2.6  TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Interests in the Global Note. If, at any time, an owner of a beneficial interest in the Global Note deposited with the Depository (or the Note Custodian) wishes to transfer its beneficial interest in the Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in the Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Global Note as provided in this Section 2.6(a). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest in the Global Note to be exchanged and (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository (or Euroclear or Clearstream, if applicable) to be credited with such increase, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer, an amount equal to the principal amount of the beneficial interest in the Global Note that is being exchanged or transferred.

                  (b) Transfer and Exchange of Notes.

                           (i) When Series A Definitive Notes are presented by a
Holder to the Registrar with a request to register the transfer of the Series A Definitive Notes or to exchange such Series A Definitive Notes for an equal principal amount of Series A Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Series A Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and contains a signature guarantee.

                           (ii) When Series B Notes are presented by a Holder to
the Registrar with a request to register the transfer of the Series B Notes, to exchange such Series B Notes for an equal principal amount of Series B Notes of other authorized denominations, or to exchange such Series B Notes for an equal principal amount of Series A Definitive Notes, the Registrar shall register the transfer or make the exchange as requested only if the Series B Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and contains a signature guarantee, and the Registrar received the following documentation (all of which may be submitted by facsimile):

                                (A) if the Series B Notes are being delivered to
the Registrar by a Holder for registration in the name of such Holder, without transfer, or the Series B Notes are being transferred to Seven Seas, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (B) if the Series B Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (C) if the Series B Notes are being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel reasonably acceptable to Seven Seas to the effect that such transfer is in compliance with the Securities Act.

                  (c) Exchange of a Beneficial Interest in the Global Note for a Series A Definitive Note.

                      (i) Any Person having a beneficial interest in the Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Series A Definitive Note. The Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, Seven Seas shall execute and the Trustee shall authenticate and deliver to the transferee a Series A Definitive Note in the appropriate principal amount, upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository (or Euroclear or Clearstream, if applicable), from the Depository or its nominee on behalf of any Person having a beneficial interest in the Global Note.

                      (ii) Series A Definitive Notes issued in exchange for a beneficial interest in the Global Note pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Series A Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Series A Definitive Notes, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the Global Note to reflect the transfer.

                  (d) Exchange of a Series A Definitive Note for a Beneficial Interest in the Global Note. Any Person may upon request, subject to the Applicable Procedures, exchange a Series A Definitive Note for a beneficial interest in the Global Note. The Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate amount of the Global Note to be increased accordingly.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Authentication of Series A Definitive Notes in Absence of Depository. If at any time:

                           (i) the Depository for the Global Note notifies Seven
Seas that the Depository is unwilling or unable to continue as Depository for the Global Note and a successor Depository for the Global Note is not appointed by Seven Seas within 90 days after delivery of such notice; or

                           (ii) Seven Seas, in its sole discretion, notifies the
Trustee in writing that it elects to cause the issuance of Series A Definitive Notes under this Indenture, then Seven Seas shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Series A Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for the Global Note.

                  (g) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Series A Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Series A Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on the Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

                  (h) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and
exchanges, Seven Seas shall execute and the Trustee shall authenticate the Global Note, Series A Definitive Notes and Series B Notes at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for
any registration of transfer or exchange, but Seven Seas may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.9, 4.10 and 9.5 hereto).

                           (iii) The Global Note, Series A Definitive Notes or
Series B Notes issued upon any registration of transfer or exchange of the Global Note, Series A Definitive Notes or Series B Notes shall be the valid obligations of Seven Seas, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note, Series A Definitive Notes or Series B Notes surrendered upon such registration of transfer or exchange.

                           (iv) The Registrar shall not be required: (A) to
issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15)

Business Days before the day of any selection of Notes for redemption under
Section 3.2 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (v) Prior to due presentment for the registration of
a transfer of any Note, the Trustee, any Agent and Seven Seas may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor Seven Seas shall be affected by notice to the contrary.

                           (vi) The Trustee shall authenticate the Global Note,
Series A Definitive Notes and Series B Notes in accordance with the provisions of Section 2.2 hereof.

                  (i) Legends.

                           (i) Series B Note Legend. Except as permitted by the
following paragraphs (ii), (iii) and (iv), each certificate evidencing Series B Notes shall bear a legend (the "Private Placement Legend") in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IN A TRANSACTION MADE IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO SEVEN SEAS) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                           (ii) Upon any sale or transfer of a Series B Note
pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Series B Note for a Series B Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Series B Note upon receipt of a certification from the transferring holder substantially in the form of Exhibit B hereto.

                           (iii) Upon any sale or transfer of a Series B Note in
reliance on any exemption from the registration requirements of the Securities Act (other than an exemption pursuant to Rule 144 under the Securities Act) in which the Holder or the transferee provides an

Opinion of Counsel to Seven Seas in form and substance reasonably acceptable to Seven Seas (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable), the Registrar shall permit the Holder thereof to exchange such Series B Note for a Series B Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Series B Note.

                           (iv) Global Note Legend. The Global Note shall bear a
legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY SUCH CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(e) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         SECTION 2.7  REPLACEMENT OF NOTES.

                  If any mutilated Note is surrendered to the Trustee, or Seven Seas and the Trustee receive evidence to its satisfaction of the destruction, loss or theft of any Note, Seven Seas shall issue and the Trustee, upon the written order of Seven Seas signed by two Officers of Seven Seas, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or Seven Seas, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Seven Seas to protect Seven Seas, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Seven Seas and the Trustee may charge for their expenses in replacing a Note.

                  Every replacement Note is an additional obligation of Seven Seas and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         SECTION 2.8  OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because Seven Seas or an Affiliate of Seven Seas holds the Note.

                  If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than Seven Seas, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

        SECTION 2.9  TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Seven Seas, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Seven Seas, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

        SECTION 2.10  TEMPORARY NOTES.

                  Until Series A Definitive Notes or Series B Notes are ready for delivery, Seven Seas may prepare and the Trustee shall authenticate temporary Notes upon a written order of Seven Seas signed by two Officers of Seven Seas. Temporary Notes shall be substantially in the form of Series A Definitive Notes or Series B Notes but may have variations that Seven Seas considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, Seven Seas shall prepare and the Trustee shall authenticate Series A Definitive Notes or Series B Notes in exchange for temporary Notes, as applicable.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

        SECTION 2.11  CANCELLATION.

                  Seven Seas at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to Seven Seas. Seven Seas may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

        SECTION 2.12  DEFAULTED INTEREST.

                  If Seven Seas defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. Seven Seas shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. Seven Seas shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Seven Seas (or, upon the written request of Seven Seas, the Trustee in the name and at the expense of Seven Seas) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        SECTION 2.13 RECORD DATE.

                  The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

        SECTION 2.14  COMPUTATION OF INTEREST.

                  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

        SECTION 2.15  CUSIP NUMBER.

                  Seven Seas in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. Seven Seas shall promptly notify the Trustee of any change in the CUSIP number.

                                  ARTICLE III.
                            REDEMPTION AND REPURCHASE

        SECTION 3.1  NOTICES TO TRUSTEE.

                  If Seven Seas elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Notes and clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

        SECTION 3.2  SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate; provided that no Notes of $100 in original principal amount or less will be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify Seven Seas in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $100 or integral multiples of $100; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding principal amount of Notes held by such Holder, even if not an integral multiple of $100, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  The provisions of the two preceding paragraphs of this Section
3.2 shall not apply with respect to any redemption affecting only the Global Note, whether the Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall remain outstanding.

        SECTION 3.3  NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption date, Seven Seas shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless Seven Seas defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  If any of the Notes to be redeemed is in the form of the Global Note, then such notice shall be modified by Seven Seas to the extent appropriate to accord with the Applicable Procedures for redemptions.

                  At Seven Seas' request, the Trustee shall give the notice of redemption in Seven Seas' name and at its expense; provided, however, that Seven Seas shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give such notice by mailing to any Holder of Notes or any defect therein shall not affect the validity of any proceedings for redemption of other Notes.

        SECTION 3.5  DEPOSIT OF REDEMPTION PRICE.

                  On or prior to the redemption date, Seven Seas shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4 hereof) immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest, if any, and Additional Amounts, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Seven Seas any money deposited with the Trustee or the Paying Agent by Seven Seas in excess of the amounts necessary to pay the amount referred to in the immediately preceding sentence.

                  If Seven Seas complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (and Additional Amounts, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Seven Seas to comply with the preceding paragraph, interest (and Additional Amounts, if any) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

        SECTION 3.6  NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), Seven Seas shall issue and, upon Seven Seas' written request, the Trustee shall authenticate for the Holder at the expense of Seven Seas a new Note equal in principal amount to the unredeemed portion of the Note surrendered. The records of the Registrar and the Depository shall reflect any partial redemption of the Global Note.

        SECTION 3.7  OPTIONAL REDEMPTION.

                  The Notes shall be subject to redemption for cash at the option of Seven Seas, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Notes to be redeemed at a redemption price of 100.000% of the principal amount thereof, in each case plus any accrued and unpaid interest and Additional Amounts, if any, thereon to the redemption date. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

        SECTION 3.8  MANDATORY REDEMPTION.

                  (a) Except as set forth in Section 3.8(b), Section 4.9 and
Section 4.10, Seven Seas is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes prior to the Maturity Date.

                  (b) On the Issue Date, Seven Seas will escrow $15 million in an account with a United States bank (the "Escrow Account"). The escrowed funds will be used for the sole purpose of preparing, drilling, testing and completing a well to test Seven Seas' sub-thrust prospect under the Dindal Association Contract issued by Ecopetrol in March 1993 (the "Sub-Thrust Test Well"). If the Sub-Thrust Test Well is not spudded prior to February 28, 2002, Seven Seas shall redeem on a pro rata basis for an aggregate principal amount of Notes equal to the funds remaining in the Escrow Account, at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase.

                                   ARTICLE IV.
                                    COVENANTS

        SECTION 4.1  PAYMENT OF NOTES.

                  Seven Seas shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent, if other than Seven Seas or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Seven Seas in immediately available funds and designated for and sufficient to pay all principal premium, if any, and interest and Additional Amounts, if any, then due.

                  Seven Seas shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

        SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY.

                  Seven Seas shall maintain in the city of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Seven Seas in respect of the Notes and this Indenture may be served. Seven Seas shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Seven Seas shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  Seven Seas may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Seven Seas of its obligation to maintain an office or agency in the city of New York for such purposes. Seven Seas, shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  Seven Seas hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Seven Seas in accordance with Section
2.3 hereof.

        SECTION 4.3  CORPORATE EXISTENCE.

                  Subject to Article V and Section 4.10 hereof, Seven Seas shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of Seven Seas, or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of Seven Seas and its Subsidiaries; provided, however, that Seven Seas shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Seven Seas and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

        SECTION 4.4  MAINTENANCE OF PROPERTIES AND INSURANCE.

                  (a) Seven Seas shall cause all material Properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.4 shall prevent Seven Seas or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such Properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of Seven Seas concerned, or of an officer (or other agent employed by Seven Seas or of any of its Subsidiaries) of Seven Seas or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of Seven Seas or any Subsidiary of Seven Seas, and if such discontinuance or disposal is not adverse in any material respect to the Holders as determined by the Board of Directors or such board, officer or agent and evidenced in an Officer's Certificate delivered to the Trustee.

                  (b) To the extent available at commercially reasonable rates, Seven Seas shall maintain, and shall cause its Subsidiaries, to the extent such Subsidiaries maintain operations, to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

        SECTION 4.5  COMPLIANCE WITH LAWS.

                  Seven Seas shall comply, and shall cause its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of Seven Seas and its Subsidiaries taken as a whole.

        SECTION 4.6  REPORTS.

                  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Seven Seas shall furnish to all Holders of Notes, within 15 days after it is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-K and 10-Q if Seven Seas was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the certified independent accountants of Seven Seas and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Seven Seas were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Seven Seas will file copies of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        SECTION 4.7  TAXES.

                  Seven Seas shall pay, and shall cause each of its Restricted Subsidiaries to pay prior to delinquency, all material Taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

        SECTION 4.8  STAY, EXTENSION AND USURY LAWS.

                  Seven Seas covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Seven Seas (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        SECTION 4.9  CHANGE OF CONTROL.

                  Upon the occurrence of a Change of Control at any time and subject to Seven Seas' right to redeem all of the Notes pursuant to Section 3.7, each Holder of Notes shall have the right to require Seven Seas to repurchase all or any part (equal to $100 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase (the "Change of Control Payment"). The offer to repurchase shall be made in the Change of Control Notice and shall offer to repurchase Notes pursuant to the procedures required by this Indenture and described in the Change of Control Notice. If any of the Notes subject to a change of Control Offer is in the form of the Global Note, such notice shall be modified by the Company to the extent appropriate to accord with the Applicable Procedures for repurchases. Seven Seas shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                  The Change of Control Offer shall remain open for a period of at least 20 Business Days following its commencement but no longer than 40 days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), Seven Seas shall purchase all Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made on the Notes.

                  If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such interest record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

                  Upon the commencement of a Change of Control Offer, Seven Seas shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (a) that the Change of Control Offer is being made pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

                  (b) the purchase price and the Change of Control Purchase
Date;

                  (c) that any Note which is not validly tendered or are otherwise not accepted for payment shall continue to accrue interest;

                  (d) that, unless Seven Seas defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Seven Seas, the Depository, or a Paying Agent at the address specified in the notice no later than the close of business on the last day of the Change of Control Offer Period; and

                  (f) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the last day of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note (or specified portion thereof) purchased.

                  On the Change of Control Purchase Date, Seven Seas will, to the extent lawful, (1) accept for payment all Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Seven Seas. The Paying Agent shall promptly mail to each Holder of Notes so validly tendered and not properly withdrawn the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note shall be in a principal amount of $100 or in integral multiple thereof. The Paying Agent shall first make Change of Control Payments to Holders in an amount not exceeding the fair market value of the Collateral. Thereafter, the Paying Agent shall make Change of Control Payments to the tendering Holders, if any remain, on a pro rata basis with the holders of Seven Seas' 12 1/2% Senior Notes who tender their notes in accordance with Section 4.9 of that certain Indenture by and between Seven Seas and The Bank of Nova Scotia Trust Company of New York, as trustee, dated as of May 7, 1998, and any other holders of indebtedness who have similar rights to tender their notes upon a Change of Control and who so validly tender in accordance with the terms of their applicable indenture or other loan documents. Seven Seas will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        SECTION 4.10  ASSET SALES.

                  Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) Seven Seas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 80% (100% in the case of lease payments) of the consideration therefor received by Seven Seas or such Restricted Subsidiary is in the form of the following (or any combination thereof): (a) cash or Cash Equivalents, (b) the assumption by the purchaser of liabilities other than subordinated Indebtedness and (c) any notes or other obligations received by Seven Seas or any such Restricted Subsidiary from such purchaser that are converted by Seven Seas or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, will be deemed to be cash for purposes of this provision (and shall be deemed to be Net Proceeds upon receipt).

                  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Seven Seas (or the Restricted Subsidiary, as applicable) may apply, or enter into binding contracts (subject only to obtaining required governmental approvals) irrevocably committing Seven Seas or such Restricted Subsidiary to apply, such Net Proceeds to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the Oil and Gas Business, or Seven Seas (or the Restricted Subsidiary, as applicable) may apply such Net Proceeds to the permanent reduction of secured Indebtedness under a Credit Agreement or the permanent reduction of any other senior secured Indebtedness of Seven Seas or the permanent reduction of any long-term secured Indebtedness of such Restricted Subsidiary.

Pending the final application of any such Net Proceeds, Seven Seas or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under a Credit Agreement, or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested, or committed to be applied or invested as provided in the preceding sentence of this paragraph shall be deemed to constitute "Excess Proceeds." On the 366th day after the receipt of any Net Proceeds from an Asset Sale or, if a governmental authority declines on or after such 366th day to grant or issue a required approval in relation to a binding contract, then on the tenth Business Day thereafter, Seven Seas will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture; provided, however, that if Seven Seas is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, Seven Seas shall only be required to offer to purchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding (for which such repurchase requirement exists). To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the applicable amount of Excess Proceeds, Seven Seas may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the applicable amount of Excess Proceeds, Seven Seas shall notify the Trustee of the aggregate principal amount of Notes that are to be purchased and the Trustee shall select the Notes to be purchased in authorized denominations on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  Notwithstanding the foregoing, Seven Seas will not be obligated to repurchase more than 25% of the original aggregate principal amount of the Notes pursuant to this covenant prior to May 8, 2003, and the maximum amount to be applied to the repurchase of Notes in connection with any Asset Sale Offer made pursuant to this covenant having a purchase date prior May 8, 2003 shall be the lesser of (x) the Excess Proceeds and (y) 25% of the original aggregate principal amount of the Notes less the aggregate principal amount of Notes purchased pursuant to Asset Sale Offers relating to all prior Asset Sales. To the extent that the amount of Excess Proceeds exceeds the amount of Notes purchased because of the limitation imposed by the immediately preceding sentence (the amount of such excess being the "Aggregate Unused Proceeds"), such Aggregate Unused Proceeds shall constitute Excess Proceeds for purposes of the first Asset Sale Offer that is made after May 8, 2003 and, in the event the amount of the Aggregate Unused Proceeds exceeds $10.0 million, promptly after May 8, 2003, Seven Seas shall commence an Asset Sale Offer on a pro rata basis for an aggregate principal amount of Notes equal to the Aggregate Unused Proceeds (and any other Excess Proceeds that arise between May 8, 2003 and such Asset Sale Offer) at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement but no longer than 40 days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Seven Seas shall purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made on the Notes.

                  If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, Seven Seas shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this covenant and the length of time the Asset Sale Offer shall remain open;

                  (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

                  (c) that any Notes which are not validly tendered or are not otherwise accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless Seven Seas defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Seven Seas, the Depository, or the Paying Agent at the address specified in the notice no later than the close of business on the last day of the Asset Sale Offer Period;

                  (f) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than close of business on the last day of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (g) that, if the aggregate principal amount of Notes surrendered by Holders and any Pari Passu Indebtedness surrendered by holders or lenders thereof, collectively exceeds the Asset Sale Offer Amount, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate (with such adjustments as may be deemed appropriate by Seven Seas so that only Notes in denominations of $100, or integral multiples thereof, shall be purchased); and

                  (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  If any of the Notes subject to the Asset Sale Offer is in the form of a Global Note, then such notice shall be modified by Seven Seas to the extent appropriate to accord with the Applicable Procedures for repurchases.

                  On or before the Asset Sale Purchase Date, Seven Seas shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by Seven Seas in accordance with the terms of this covenant. Seven Seas shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) cause to be mailed or delivered to each tendering Holder an amount equal to the purchase price of the Notes validly tendered and not properly withdrawn by such Holder and accepted by Seven Seas for purchase, and upon surrender of a Note that is to be purchased in part (with, if Seven Seas or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to Seven Seas and the Trustee, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing) Seven Seas shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from Seven Seas, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by Seven Seas to the Holder thereof. To the extent the Excess Proceeds are equal to or less than the fair market value of the Collateral, the Asset Sale Offer shall only be extended to the Holders of the Notes. Thereafter, the Asset Sale Offer shall be made to tendering Holders, if any remain, on a pro rata basis with the Holders of Seven Seas' 12 1/2% Senior Notes who tender their notes in accordance with Section
4.10 of that certain Indenture by and between Seven Seas and the Bank of Nova Scotia Trust Company of New York, as trustee, dated as of May 7, 1998, and any other holders of indebtedness who have similar rights to tender their notes upon an Asset Sale Offer and who so validly tender in accordance with the terms of their applicable indenture or other loan documents. Seven Seas shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

                  Seven Seas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to any Asset Sale Offer.

        SECTION 4.11  RESTRICTED PAYMENTS.

                  Seven Seas shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of Seven Seas' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Seven Seas) other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Seven Seas or dividends or distributions payable to Seven Seas or any Wholly Owned Subsidiary of Seven Seas; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Seven Seas or any Restricted Subsidiary of Seven Seas (other than any such Equity Interests owned by Seven Seas or any Wholly Owned Subsidiary of Seven Seas); (iii) prepay, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantees, as applicable, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) Seven Seas would, at the time of such Restricted Payment and after giving proforma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12; or

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Seven Seas and its Restricted Subsidiaries after the date of this Indenture, does not exceed the sum of, without duplication, (i) 50% of the Consolidated Net Income of Seven Seas for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Seven Seas' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit or loss, less 100% of such deficit or loss), plus (ii) 100% of the aggregate net cash proceeds received after the date of this Indenture by Seven Seas from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of Seven Seas or of debt securities of Seven Seas that have been converted into or exchanged for Equity Interests of Seven Seas (other than (x) Equity Interests (or debt securities) sold to a Subsidiary of Seven Seas and (y) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold to a Person other than Seven Seas or a Restricted Subsidiary for cash or otherwise liquidated or repaid for cash, the lesser of the cash proceeds of such sale or other liquidation or repayment (after deduction of items deducted in determining the Net Proceeds of an Asset Sale) and the amount of the Restricted Investment (to the extent such amount was included in the calculation of the amount of Restricted Payments), plus (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) payments of dividends or interest or other transfers of assets to Seven Seas or any Restricted Subsidiary from Unrestricted Subsidiaries, (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (C) the receipt of proceeds by Seven Seas or any Restricted Subsidiary from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary, in the case of (A), (B) and (C), not to exceed the amount of Investments previously made by Seven Seas or any Restricted Subsidiary in such Unrestricted Subsidiary (to the extent such amount was included in the calculation of the amount of Restricted Payments).

                  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of Seven Seas) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Seven Seas, (other than Disqualified Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Seven Seas in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of Seven Seas) of, or from substantially concurrent additional capital contributions (other than from a Subsidiary of Seven Seas) in respect of, other Equity Interests of Seven Seas (other than any Disqualified Stock); (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from (X) an incurrence of Permitted Refinancing Indebtedness or (Y) the substantially concurrent sale (other than to a Restricted Subsidiary of Seven Seas) of, or from substantially concurrent additional capital contributions (other than from a Subsidiary of Seven Seas) in respect of, Equity Interests of Seven Seas (other than Disqualified Stock); (v) any dividend or other distribution made by any Wholly Owned Subsidiary of Seven Seas to another Wholly Owned Subsidiary of Seven Seas or to Seven Seas; (vi) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Seven Seas held by any employee of Seven Seas or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any calendar year; (vii) the acquisition of Equity Interests by Seven Seas in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations related thereto; and (viii) the issuance of rights to purchase equity or debt securities to Company shareholders pursuant to a rights offering. In determining the aggregate amount of Restricted Payments made after the date hereof, 100% of the amounts described in the foregoing clauses (i) and (vi) shall be included in such calculation and none of the amounts (whether positive or negative) described in the foregoing clauses
(ii), (iii), (iv), (v) and (vii) shall be included in such calculation.

                  As of the Issue Date, all of Seven Seas' Subsidiaries are Restricted Subsidiaries. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Seven Seas and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  The amount of all Restricted Payments (other than cash) shall be the greater of (i) book value or (ii) fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Seven Seas or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Seven Seas shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations shall be based upon Seven Seas' latest available financial statements.

        SECTION 4.12  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

                  Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness); neither Seven Seas nor any Guarantor will issue any Disqualified Stock; and Seven Seas will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that Seven Seas and any Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for Seven Seas' most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof.

                  The foregoing provisions shall not apply to:

                  (i) the incurrence by Seven Seas and the Guarantors, if any, of Indebtedness under a Credit Agreement not exceeding the greater of (a) $25.0 million and (b) the Borrowing Base, less any amounts derived from Asset Sales and applied to the required permanent reduction of such Indebtedness (and a permanent reduction of the related commitment to lend or in the amount available to be refinanced in the case of a revolving credit facility) under a Credit Agreement as contemplated by Section 4.10;

                  (ii) Existing Indebtedness;

                  (iii) the incurrence by Seven Seas or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, Purchase Money Obligations or similar financing transactions relating to its Properties, assets and rights acquired after the date of issue of the Notes, provided that the aggregate principal amount of such Indebtedness under this clause does not exceed 100% of the cost of such properties, assets and rights and provided, further, that the aggregate amount of Indebtedness incurred pursuant to this clause (iii) does not at any time exceed $10.0 million;

                  (iv) the incurrence by Seven Seas or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of such entity that was permitted by this Indenture to be incurred;

                  (v) the incurrence of Indebtedness of Seven Seas to a Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Notes; and provided, further, that any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Seven Seas or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

                  (vi) the incurrence of Indebtedness of a Restricted Subsidiary to Seven Seas or another Restricted Subsidiary; provided that (a) any such Indebtedness is made pursuant to an intercompany note and (b) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Guarantor; and provided, further, that any subsequent issuance or transfer of any Capital Stock of any Restricted Subsidiary to whom such Indebtedness is owed or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Seven Seas or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

                  (vii) the incurrence, assumption or creation of Hedging Obligations of Seven Seas or a Restricted Subsidiary pursuant to interest rate protection obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such interest rate protection obligations; the incurrence, assumption or creation of Hedging Obligations under currency exchange contracts entered into for the purpose of limiting risks that arise in the ordinary course of business of Seven Seas and its Subsidiaries; and the incurrence, assumption or creation of Hedging Obligations that Seven Seas or a Restricted Subsidiary enters into for the purpose of protecting its production against fluctuations in oil or natural gas prices;

                  (viii) the incurrence by Seven Seas and its Restricted Subsidiaries of Indebtedness in connection with one or more standby letters of credit, or bid, performance or surety bonds or other reimbursement obligations, in each case, issued in the conduct of the Oil and Gas Business and not in connection with the borrowing of money or the obtaining of advances or credit, not to exceed in the aggregate at any time outstanding 5.0% of consolidated total assets of Seven Seas;

                  (ix) issuance of any Guarantee by a Restricted Subsidiary of Seven Seas of senior Indebtedness of Seven Seas that was permitted to be incurred under this Indenture, provided that prior to or concurrently with the issuance of such Guarantee such Restricted Subsidiary complies with Section 4.17 hereof;

                  (x) Indebtedness of Seven Seas or any Guarantor incurred to finance Permitted Infrastructure Investments, in an aggregate principal amount that does not at any time exceed $10.0 million;

                  (xi) the incurrence by Seven Seas and its Restricted Subsidiaries of Indebtedness in connection with one or more trade letters of credit, in each case, issued in the ordinary course of business in the conduct of the Oil and Gas Business and not in connection with the borrowing of money or the obtaining of advances or credit; or

                  (xii) the incurrence by Seven Seas and the Guarantors of Indebtedness in an aggregate principal amount of up to $10.0 million (all or any portion of which may be borrowed under a Credit Agreement, and which shall be in addition to amounts which may be incurred pursuant to clauses (i) through (xi) above).

                  Notwithstanding any other provision of this covenant a Guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred shall not constitute a separate incurrence of Indebtedness.

                  In the event that Indebtedness falls within more than one category of permitted Indebtedness as set out above, Seven Seas shall determine the applicable category and such Indebtedness shall only be counted once. If Indebtedness is issued at less than the principal amount thereof, the amount of such Indebtedness for purposes of the above limitations shall equal the amount of the liability as determined in accordance with GAAP. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.12.

                  Seven Seas shall not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by Seven Seas or a Restricted Subsidiary.

        SECTION 4.13  SALE AND LEASEBACK TRANSACTIONS.

                  Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Seven Seas or any Guarantor may enter into a sale and leaseback transaction if
(i) Seven Seas or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transition pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.14 hereof, (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the Property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.10 hereof.

        SECTION 4.14  LIENS.

                  Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Existing Liens or Permitted Liens) on any of its property or assets, now owned or hereafter acquired, or any interests therein or any income or profits therefrom.

        SECTION 4.15 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to Seven Seas or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Seven Seas or any of its Restricted Subsidiaries, (ii) make loans or advances to Seven Seas or any of its Restricted Subsidiaries or (iii) transfer any of its Properties or assets to Seven Seas or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of this Indenture, (c) applicable law, (d) this Indenture and the Notes, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by Seven Seas or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired, provided that the Consolidated Cashflow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (f) any encumbrance or restriction on assets subject to Capital Lease Obligations or Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the Property so acquired, (g) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture; provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in agreements governing the Indebtedness being refinanced, or (j) any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of Properties and assets to be transferred or otherwise disposed of pending consummation of the subject transactions in accordance with the terms thereof.

        SECTION 4.16  TRANSACTIONS WITH AFFILIATES.

                  Seven Seas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease, exchange, transfer or disposition of Property or assets, the rendering of any service, or any contract, agreement, understanding, loan, advance or Guarantee) with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) the terms of such Affiliate Transaction are fair and reasonable to Seven Seas or such Restricted Subsidiary, as the case may be, from a financial point of view and are at least as favorable to Seven Seas or such Restricted Subsidiary as the terms which could be obtained on such date by Seven Seas or such Restricted Subsidiary, as the case may be, in a comparable transaction entered into on an arm's-length basis with an unrelated third party and (ii) Seven Seas delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that the terms of such Affiliate Transaction have been set forth in writing and comply with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing in the United States as to the fairness to Seven Seas or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view; provided that the following will not be deemed to be Affiliate Transactions: (1) reasonable fees and compensation paid to, and reasonable and customary indemnity provided on behalf of, officers and directors of Seven Seas or any Restricted Subsidiary as determined in good faith by the Board of Directors, (2) loans or advances to employees in the ordinary course of business in accordance with customary practices in the Oil and Gas Business, but in any event not to exceed $0.5 million in the aggregate outstanding at any one time, (3) transactions pursuant to agreements as in existence on the Issue Date including any transactions consummated on the Issue Date, (4) any employment, noncompetition or confidentiality agreements entered into by Seven Seas or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (5) transactions between or among Seven Seas and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries and (6) transactions with joint ventures engaged in the Oil and Gas Business, provided that no Equity Interest not owned by Seven Seas or its Restricted Subsidiaries in such joint venture is owned by a Person that is otherwise an Affiliate of Seven Seas, (7) Restricted Payments that are permitted by the provisions of this Indenture as described in Section 4.11, (8) the exchange of Series B Notes for Series A Notes, and (9) the issuance of rights to purchase equity or debt securities to Company shareholders pursuant to a rights offering.

        SECTION 4.17  COVENANT TO ENTER INTO SUBSIDIARY GUARANTEES.

                  Seven Seas will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of Seven Seas (other than any guarantee of the Notes and the Existing Guarantees) or any Indebtedness of any Guarantor (in each case, the "Guaranteed Debt") unless (i) if such Restricted Subsidiary is not then a Guarantor, then such Restricted Subsidiary simultaneously executes and delivers a Supplemental Indenture providing for a Subsidiary Guarantee of payment of the Notes by such Restricted Subsidiary, (ii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Guarantor, any such Guarantee of such Restricted Subsidiary with respect to the Guaranteed Debt shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Guaranteed Debt is subordinated to the Notes or the Subsidiary Guarantee of such Guarantor, (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Seven Seas or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee, and (iv) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such Subsidiary Guarantee of the Notes has been duly executed and authorized and (b) such Subsidiary Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

                  Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to that Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  Notwithstanding the foregoing, any Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of Seven Seas, of all of Seven Seas' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

        SECTION 4.18 LINE OF BUSINESS.

                  Seven Seas shall not, and shall not permit any Subsidiary to, engage in any line of business other than the Oil and Gas Business.

        SECTION 4.19  ADDITIONAL AMOUNTS.

                  Seven Seas will make all payments of principal of, premium, if any, and interest on, each Note free and clear of, and without withholding or deduction for or on account of, any current or future taxes, levies, imports, deductions, withholdings, collections, duties, assessments or charges of whatever nature and any fines, penalties, interest or liabilities with respect thereto imposed, levied, collected, withheld or assessed by or on behalf the Cayman Islands, Colombia or any other jurisdiction with which Seven Seas has any connection (including any jurisdiction from or through which payments under the Notes are made) or any political subdivision or authority therein or thereof having power to tax (referred to herein as a "Tax" or "Taxes"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction for or on account of any Tax is required, (excluding any Taxes imposed on a Holder by the jurisdiction (or by a political subdivision thereof) under the laws of which (or under the laws of a political subdivision of which) the Holder is organized or if such Holder is an individual, the jurisdiction (or by a political subdivision thereof) of which such Holder is a citizen or resident (such excluded Taxes are referred to herein as "Excluded Taxes")), Seven Seas will pay such additional amounts ("Additional Amounts") as will result in receipt by each Holder of any Note of such amounts as would have been received by such Holder or the beneficial owner with respect to such Note had no such withholding or deduction of Taxes been required, provided that:

                  (a) No Additional Amounts shall be payable for or on account of any Tax which would not have been imposed but for:

                           (1) the existence of any present or former connection
between such Holder or the beneficial owner of such Note and the Cayman Islands, Colombia or any other jurisdiction with which Seven Seas has any connection (including any jurisdiction from or through which payments under the Notes are made) or any political subdivision or authority therein (other than merely holding such Note), including, without limitation, such Holder or the beneficial owner of such Note being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein;

                           (2) the presentation of such Note (where presentation
is required) more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that such Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

                           (3) the failure of such Holder or the beneficial
owner of such Note to comply with a request by Seven Seas addressed to such Holder (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

                           (4) any combination of items (1) , (2) and (3); and

                  (b) No Additional Amounts shall be payable to any Holder who is not the beneficial owner of such Note (including a fiduciary or partnership) to the extent that the beneficial owner of such Note would not have been entitled to such Additional Amounts had it been the Holder of the Note.

                  In the event that Seven Seas fails to pay any Taxes (other than Excluded Taxes) when due to the appropriate taxing authority and a Holder is subsequently assessed by such taxing authority in respect of such Taxes, Seven Seas shall pay such Taxes assessed to the taxing authority. In the event that a Holder previously shall have paid such Taxes to the taxing authority, Seven Seas shall promptly indemnify and reimburse such Holder in respect of all such Taxes so paid plus interest at the rate borne by the Notes.

                  Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

        SECTION 4.20  PAYMENT CERTIFICATIONS.

                  At least 10 days prior to the first date on which payment of principal and any premium, interest or Additional Amounts, if any, on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.20, Seven Seas will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal, premium, interest or Additional Amounts, if any, on the Notes (whether or not in the form of Series A Definitive Notes, Series B Notes or the Global Note) shall be made to the Holders without withholding for or on account of Taxes, unless the withholding or deduction of such Taxes is then required by law. If any such withholding shall be required, then such Officers' Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders and Seven Seas will pay to the Trustee or the Paying Agent the Additional Amounts pursuant to the terms of this Indenture and the Notes. Seven Seas shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.20.

        SECTION 4.21  COMPLIANCE CERTIFICATE.

                  (a) Seven Seas shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Seven Seas and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Seven Seas has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificates that to the best of his or her knowledge Seven Seas has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred describing all such Defaults or Events of Default of which he or she may have knowledge and what action Seven Seas is taking, or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Seven Seas is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.6(a) hereof shall be accompanied by a written statement of the independent public accountants of Seven Seas (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Seven Seas has violated any provisions of Article IV or Article V hereof (except that, such written statement need not address Seven Seas' compliance with the provisions of Section 4.2 or 4.14 hereof) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) Seven Seas shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Seven Seas is taking or proposes to take with respect thereto.

        SECTION 4.22  COMPLIANCE WITH TIA.

                  Seven Seas agrees to comply with all provisions of the TIA applicable to it, including without limitation, Section 314(b) thereof.

                                   ARTICLE V.
                                   SUCCESSORS

        SECTION 5.1  MERGER, CONSOLIDATION OR SALE OF ASSETS OF SEVEN SEAS.

                  Seven Seas shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not Seven Seas is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its Properties or assets determined on a consolidated basis for Seven Seas and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another Person unless (i) Seven Seas is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Seven Seas) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of one of the states of the United States or the District of Columbia or the laws of the Cayman Islands; (ii) the Person formed by or surviving any such consolidation or merger (if other than Seven Seas) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Seven Seas under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) Seven Seas or the Person formed by or surviving any such consolidation or merger (if other than Seven Seas), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Seven Seas immediately preceding the transaction and
(B) except in
the case of a consolidation or merger of Seven Seas with or into a Wholly Owned Subsidiary of Seven Seas, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12; (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by Supplemental Indenture confirmed that its Subsidiary Guarantee shall apply to such Person's Obligations under this Indenture and the Notes; and (vi) Seven Seas shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

        SECTION 5.2  SUCCESSOR CORPORATION OF SEVEN SEAS SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease conveyance or other disposition of all or substantially all of the Properties or assets of Seven Seas in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which Seven Seas is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, Seven Seas under this Indenture and the Notes (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Seven Seas" shall refer instead to the successor corporation and not to Seven Seas), and may exercise every right and power of Seven Seas under this Indenture with the same effect as if such successor Person had been named as Seven Seas herein; provided, however, that the predecessor corporation shall not be relieved from the obligation to pay the principal, premium if any, and interest and Additional Amounts, if any, on the Notes except in the case of a sale of all or substantially all of Seven Seas' Properties or assets that meets the requirements of Section 5.1 hereof.

                                  ARTICLE VI.
                              DEFAULTS AND REMEDIES

        SECTION 6.1  EVENTS OF DEFAULT.

                  An "Event of Default" occurs if:

                  (a) Seven Seas defaults in the payment of interest on, or Additional Amounts with respect to, any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                  (b) Seven Seas defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (c) Seven Seas fails to comply with any covenant, condition or agreement on the part of Seven Seas to be observed or performed pursuant to
Section 3.8, 4.9, 4.10, 4.11, or 5.1 hereof;

                  (d) Seven Seas fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for a period of 60 days after there has been given to Seven Seas by the Trustee or to Seven Seas and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (e) a Default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Seven Seas or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Seven Seas or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee exists on the date of this Indenture or shall be created thereafter, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Seven Seas or any of its Restricted Subsidiaries, and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged and unpaid judgments exceeds $5.0 million;

                  (g) Seven Seas or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, together taken (as of the latest audited consolidated financial statement for Seven Seas and its Subsidiaries), would constitute a Significant Subsidiary (a "Group of Subsidiaries"), pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
it or for all or substantially all of its Property;

                           (iv) makes a general assignment for the benefit of
its creditors; or

                           (v) generally is not paying its debts as they become
due;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that, in each case remains unstayed and in effect for 30 consecutive days, and that:

                           (i) is for relief against Seven Seas or any
Significant Subsidiary or Group of Subsidiaries in an involuntary case;

                           (ii) appoints a Custodian of Seven Seas or any
Significant Subsidiary or Group of Subsidiaries or for all or substantially all of the Property of Seven Seas or any Significant Subsidiary or Group of Subsidiaries; or

                           (iii) orders the liquidation of Seven Seas or any
Significant Subsidiary or Group of Subsidiaries; or

                  (i) the security interest in the Collateral shall cease to be in full force and effect or enforceable in accordance with the terms of the Security Agreements or this Indenture.

                  The term "Bankruptcy Law" means Title 11 U.S. Code or any similar federal or state law or the bankruptcy laws of the Cayman Islands or any similar law in any other jurisdiction with which Seven Seas or any Subsidiary has any connection, for the relief of debtors.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        SECTION 6.2  ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.1) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to Seven Seas, may declare the unpaid principal of and any premium and accrued interest, and Additional Amounts, if any, on all the Notes to be due and payable. Upon such declaration, 100% of the principal amount of the Notes plus any premium and accrued and unpaid interest, and Additional Amounts, if any, on the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section
6.1 relating to Seven Seas, any Significant Subsidiary or any Group of Subsidiaries occurs, all such amounts shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest or Additional Amounts that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        SECTION 6.3  OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Agreements.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.4  WAIVER OF EXISTING DEFAULTS.

                  Subject to Section 6.7 and Section 9.2, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        SECTION 6.5  CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, under the Security Agreements. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Security Agreements or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

        SECTION 6.6  LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate of the principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in aggregate of the principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        SECTION 6.7  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Amounts, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.8  COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.1 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Seven Seas for the whole amount of principal of, premium and Additional Amounts, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

        SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Seven Seas (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, or any adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 6.10  PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:


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


                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of such collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Amounts, if any, and interest, respectively; and

                  Third: to Seven Seas or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        SECTION 6.11  UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate of the principal amount of the then outstanding Notes.

                                  ARTICLE VII.
                                     TRUSTEE

        SECTION 7.1  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined
solely by the express provisions of this Indenture and the Security Agreements and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Agreements and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this


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


Indenture or the Security Agreements. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of
paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of
judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture and the Security Agreements that in any way relates to the Trustee is subject to the provisions of this Section.

                  (e) No provision of this Indenture or the Security Agreements shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Agreements at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Seven Seas. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee is authorized to irrevocably designate and appoint Chesapeake Energy Corporation as a Collateral Agent in accordance with that certain Collateral Sharing and Agency Agreement dated as of July 23, 2001 by and between Chesapeake Energy Corporation and the Trustee, and to authorize the Collateral Agent to take such action on its behalf under the provisions of that Collateral Sharing and Agency Agreement and the Security Agreements and to exercise such powers and to perform such duties as are expressly delegated to the Collateral Agent by the terms of the Collateral Sharing and Agency Agreement and the Security Agreements, together with such other powers as are reasonably incident thereto.

         SECTION 7.2  RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it


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


takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Seven Seas, personally or by agent or attorney.

                  (f) Unless otherwise specifically provided in this Indenture and subject to Section 7.2(b), any demand, request, direction or notice from Seven Seas shall be sufficient if signed by an Officer of Seven Seas.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Agreements at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be liable with respect to the validity or perfection of any security interest to be created under the Security Agreements or this Indenture.

        SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Seven Seas or any Affiliate of Seven Seas with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        SECTION 7.4  TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Seven Seas' use of the proceeds from the Notes or any money paid to Seven Seas or upon Seven Seas'

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


direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        SECTION 7.5  NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Amounts, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

        SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 30 beginning with May 30, 2002, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Seven Seas and filed with the Commission in accordance with TIA Section 313(d).

        SECTION 7.7  COMPENSATION AND INDEMNITY.

                  Seven Seas shall pay to the Trustee from time to time such compensation as agreed to between Seven Seas and the Trustee for its acceptance of this Indenture and services hereunder and thereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Seven Seas shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  Seven Seas shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Agreements, including the costs and expenses of enforcing this Indenture and the Security Agreements against Seven Seas (including this Section 7.7) and defending itself against any claim (whether asserted by Seven Seas or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Seven Seas promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Seven Seas shall not relieve Seven Seas of its obligations hereunder. Seven Seas shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have


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


separate counsel and Seven Seas shall pay the reasonable fees and expenses of such counsel. Seven Seas need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of Seven Seas under this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure Seven Seas' payment obligations in this Section, the Trustee shall have a Lien prior to the interest of the Holders of the Notes on all money or Property held or collected by the Trustee, except that held in trust to pay principal, premium and Additional Amounts, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

        SECTION 7.8  REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Seven Seas. The Holders of Notes of a majority in aggregate of the principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Seven Seas in writing. Seven Seas may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Seven Seas shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate of the principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Seven Seas.


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


                  If a successor Trustee does not take office within 60 days after the retiring Trustee notifies Seven Seas of its resignation or is removed, the retiring Trustee, Seven Seas, or the Holders of Notes of at least 10% in aggregate of the principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Seven Seas. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all Property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, Seven Seas' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

        SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. Within 30 days of such event, the successor Trustee shall mail a notice of its succession to Seven Seas and the Holders of the Notes.

        SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $10.0 million (in the case of each successor Trustee) as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

        SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST SEVEN SEAS.

                  The Trustee is subject to TIA Section 31l(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


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                                 ARTICLE VIII.
                              LEGAL DEFEASANCE AND
                               COVENANT DEFEASANCE

        SECTION 8.1  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  Seven Seas may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

        SECTION 8.2  LEGAL DEFEASANCE AND DISCHARGE.

                  Upon Seven Seas' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, Seven Seas shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Seven Seas shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of Seven Seas, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Amounts, if any, on such Notes when such payments are due, (b) Seven Seas' obligations with respect to such Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Seven Seas' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, Seven Seas may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof.

        SECTION 8.3  COVENANT DEFEASANCE.

                  Upon Seven Seas' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Seven Seas shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 3.8, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18, and Section 5.1(iv)
hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose such Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, Seven


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


Seas and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(c) and 6.1(d), but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon Seven Seas' exercise under Section 8.1 of the option applicable to Section 8.3, Sections 6.1(c) through 6.1(f) and Section 6.1(i) shall not constitute Events of Default.

        SECTION 8.4  CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to application of either
Section 8.2 or Section 8.3 to the outstanding Notes and the Subsidiary
Guarantees:

                  (a) Seven Seas must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Amounts, if any, on the outstanding Notes at the Stated Maturity or on the applicable redemption date, as the case may be, and Seven Seas must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of Legal Defeasance, Seven Seas shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (i) Seven Seas has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, Seven Seas shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(g) or 6.1(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Seven Seas or any of its Subsidiaries is a party or by which Seven Seas or any of its Subsidiaries is bound, including, without limitation, a Credit Agreement;

                  (f) Seven Seas shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) Seven Seas shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Seven Seas with the intent of preferring the Holders of Notes over any other creditors of Seven Seas or with the intent of defeating, hindering, delaying or defrauding creditors of Seven Seas or others; and

                  (h) Seven Seas shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

        SECTION 8.5  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO
                     BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.6 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Seven Seas acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

                  Seven Seas shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Seven Seas from time to time upon the request of Seven Seas, any money or non-callable U.S. Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


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


        SECTION 8.6  REPAYMENT TO SEVEN SEAS.

                  Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by Seven Seas, in trust for the payment of the principal of, premium if any, Additional Amounts, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Amounts, if any, or interest has become due and payable shall be paid to Seven Seas on its request or (if then held by Seven Seas) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to Seven Seas for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Seven Seas as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Seven Seas cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Seven Seas.

        SECTION 8.7  REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with
Section 8.5 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Seven Seas' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.5 hereof, as the case may be; provided, however, that, if Seven Seas makes any payment of principal of, premium, if any, Additional Amounts, if any, or interest on any Note following the reinstatement of its obligations, Seven Seas shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX.
                        AMENDMENT, SUPPLEMENT AND WAIVER

        SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.2 of this Indenture, Seven Seas, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Security Agreements without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for certificated Notes in addition to or in place of uncertificated Notes;

                  (c) to provide for the assumption of Seven Seas' obligations to the Holders of the Notes pursuant to Article 5 hereof;


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


                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes, to further secure the Notes, to add to the covenants of Seven Seas for the benefit of the Holders of the Notes or to surrender any right or power conferred upon Seven Seas, or to make any change that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

                  (f) to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee in accordance with this Indenture.

                  Upon the request of Seven Seas accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee of the documents described in
Section 9.6 hereof, the Trustee shall join with Seven Seas in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under this Indenture, the Security Agreements or otherwise.

        SECTION 9.2  WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.2, Seven Seas and the Trustee may amend or supplement this Indenture (including Sections 3.8, 4.9 and 4.10 hereof), the Notes and the Security Agreements with the consent of the Holders of at least a majority in aggregate of the principal amount of Notes then outstanding (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

                  Upon the request of Seven Seas accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with Seven Seas in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, Seven Seas shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Seven Seas to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.


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


                  Subject to Sections 6.4 and 6.7 hereof and the provisions of this Section, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive any existing Default or Event of Default or compliance in a particular instance by Seven Seas with any provision of this Indenture, the Notes or the Security Agreements. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or Additional Amounts payable with respect to any Note, change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes, except as provided above with respect to Sections 3.8, 4.9 and 4.10 hereof;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest, premium, if any, or Additional Amounts, if any, on the Notes;

                  (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants under Sections 3.8, 4.9 or 4.10 hereof);

                  (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions;

                  (i) except as provided in Article VIII hereof, or in accordance with the terms of any Subsidiary Guarantee, release a Guarantor from its obligations under its Subsidiary Guarantee or make any changes in the Notes or the Subsidiary Guarantees that would change the ranking thereof to anything other than pari passu in right of payment to Pari Passu or senior Indebtedness of Seven Seas or the applicable Guarantor;

                  (j) release any of the Collateral from the Lien of this Indenture or the Security Agreements except in accordance with the terms of this Indenture; or

                  (k) make any modification to the provisions in Section 4.18 hereof that would adversely affect the rights of Holders to receive Additional Amounts as described thereunder.


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


        SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

        SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        SECTION 9.5  NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Seven Seas in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Seven Seas may not sign an amendment or supplement until the Board of Directors approves it. In executing any amendment or supplement, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.2) shall be fully protected in relying upon, in addition to the documents required by Section 9.2, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and the Security Agreements, if applicable.

                                   ARTICLE X.
                        SECURITY AND PLEDGE OF COLLATERAL

        SECTION 10.1  GRANT OF SECURITY INTEREST.

                  (a) To secure the full and punctual payment when due and the full and punctual performance of the Obligations under the Notes, Seven Seas hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the Collateral (as defined in that certain Collateral Sharing and Agency

Agreement dated as of July 23, 2001 by and among the Trustee and Chesapeake Energy Corporation) (the "Collateral").

                  The rights, title and interest of the Trustee in the Collateral, and any remedies available to the Trustee upon Default or an Event of Default, are set forth in, and subject to, this Indenture and the Security Agreements.

        SECTION 10.2  DELIVERY OF COLLATERAL.

                  On the Issue Date, Seven Seas shall confirm in an Officer's Certificate that it has delivered to the Collateral Agent, in accordance with the Security Agreements, the Collateral.

        SECTION 10.3  REPRESENTATIONS AND WARRANTIES.

                  Seven Seas hereby represents and warrants on the Issue Date as follows:

                           (i) it is the record and beneficial owner of the
Collateral, free and clear of any Lien, except for Permitted Liens and the Lien created by this Indenture;

                           (ii) it has full corporate power, authority and legal
right to pledge all the Collateral pledged by it pursuant to this Indenture, subject to the Security Agreements;

                           (iii) the Pledged Shares have been duly authorized
and are validly issued, fully paid and non-assessable; and

                           (iv) the pledge in accordance with the terms of this
Indenture creates a valid and perfected first priority Lien on the Collateral, securing the payment and performance of the Obligations under the Notes in accordance with the terms of the Security Agreements.

         SECTION 10.4  FURTHER ASSURANCES.

                  Seven Seas agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral in accordance with the Security Agreements.

        SECTION 10.5  TRUSTEE APPOINTED ATTORNEY-IN-FACT.

                  Seven Seas hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead and in its name or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article X, including to receive, endorse and collect all instruments made payable to Seven Seas, representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

        SECTION 10.6  TRUSTEE MAY PERFORM.

                  If Seven Seas fails to perform any agreement contained in this
Article X or in the Security Agreements, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by Seven Seas under Section 7.7.

        SECTION 10.7 TRUSTEE'S DUTIES.

                  The powers conferred on the Trustee under this Article X are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession, if any, and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        SECTION 10.8  APPLICATION OF PROCEEDS.

                  Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes pursuant to Section 6.2 (so long as such acceleration has not been rescinded), all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

        SECTION 10.9  CONTINUING LIEN.

                  This Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Notes, (ii) be binding upon Seven Seas and its successors and assigns and
(iii) inure to the benefit of the Trustee and its successors, transferees and assigns.

        SECTION 10.10  CERTIFICATES AND OPINIONS.

                  The Company shall comply with (a) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA Section 314(d), relating to the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA Section 314(d) may be executed and delivered by an Officer of Seven Seas to the extent permitted by TIA Section 314(d).

        SECTION 10.11  ADDITIONAL AGREEMENTS.

                  Seven Seas agrees that, upon the occurrence and during the continuance of a Default hereunder and subject to the Security Agreements, it will, at any time and from time to time, upon the written request of the Trustee, use its best efforts to take or to cause the issuer of the Pledged Shares and any other securities distributed in respect of the Pledged Shares (collectively with the Pledged Shares, the "Pledged Securities") to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Securities in accordance with the Security Agreements. The Company further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Trustee), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to Seven Seas or the issuer of such Pledged Securities by the Trustee or any Holder expressly for use therein. Seven Seas further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states or other jurisdictions as may be requested by the Trustee and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Seven Seas will bear all costs and expenses of carrying out its obligations under this Section 10.11. Seven Seas acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 10.11 and that such failure would not be adequately compensable in damages, and therefore agree that its agreements contained in this Section 10.11 may be specially enforced.

                                  ARTICLE XI.
                                  MISCELLANEOUS

        SECTION 11.1  TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

        SECTION 11.2  NOTICES.

                  Any notice or communication by Seven Seas or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to Seven Seas or a Guarantor:

                  Seven Seas Petroleum Inc.
                  5555 San Felipe, Suite 1700
                  Houston, Texas 77056
                  Attention:  President
                  Telephone No. 713-622-8218
                  Telecopier No. 713-621-9770

                  With a copy to:

                  McAfee & Taft A Professional Corporation
                  10th Floor, Leadership Square
                  211 North Robinson
                  Oklahoma City, Oklahoma  73102
                  Attention:  Gary F. Fuller
                  Telephone No. 405-235-9621
                  Telecopier No. 405-235-0439

                  If to the Trustee:

                  U.S. Trust Company of Texas, N.A.
                  2001 Ross Ave., Suite 2700
                  Dallas, Texas 75201
                  Attention:  Corporate Trust Division
                  Telephone No. 214-754-1200
                  Telecopier No. 214-754-1303

                  Seven Seas or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If Seven Seas mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        SECTION 11.3 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Seven Seas, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        SECTION 11.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by Seven Seas to the Trustee to take any action under this Indenture, Seven Seas, upon request, shall furnish to the Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        SECTION 11.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate (other than the certificates provided pursuant to Section 4.21) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

        SECTION 11.6  GOVERNING LAW.

                  THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 11.7  LEGAL HOLIDAYS.

                  In any case where a payment date shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or the Notes) payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or date established for payment of defaulted interest pursuant to Section 4.1 or Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such interest payment date or date established for payment of defaulted interest pursuant to Section 4.1 or Maturity Date, as the case may be, to the next succeeding Business Day.

        SECTION 11.8 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of Seven Seas, as such, shall have any liability for any obligations of Seven Seas under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 11.9  INDEMNIFICATION FOR JUDGMENT CURRENCY FLUCTUATIONS.

                  The obligations of Seven Seas to any Holder of Notes shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than United States dollars (the "Agreement Currency"), be discharged only to the extent that on the day following receipt by such Holder of Notes or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder of Notes may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder of Notes or the Trustee, as the case may be, in the Agreement Currency, Seven Seas agrees, as a separate obligation and notwithstanding such judgment, to pay to such Holder of Notes or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder of Notes or the Trustee, as the case may be, such Holder of Notes or the Trustee, as the case may be, agrees to pay to or for the account of Seven Seas such excess, provided that such Holder of Notes or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default by Seven Seas in its obligations under the Notes or this Indenture has occurred and is continuing, in which case such excess may be applied by such Holder of Notes or the Trustee, as the case may be, to such obligations.

        SECTION 11.10  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  Seven Seas and each Guarantor hereby appoints the principal office of CT Corporation System in the city of Houston which, on the date hereof, is located at 811 Dallas Avenue, Houston, Texas 77002, as the authorized agent thereof (the "Authorized Agent") upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Notes which may be instituted in the District Court of the State of Texas in the City of Houston or the United States District Court for the Southern District of Texas, , by the Trustee or any Holder of any Note, and Seven Seas and each Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Trustee and the Holders from time to time of the Notes, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor's acceptance of such appointment, shall have occurred. Seven Seas and each Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon Seven Seas and each Guarantor. Notwithstanding the foregoing, any action against Seven Seas and each Guarantor arising out of or based on any Note may also be instituted by the Trustee or Holder of such Note in any court in the jurisdiction of organization of Seven Seas or each Guarantor, and Seven Seas and each Guarantor expressly accepts the jurisdiction of any such court in any such action. Seven Seas shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

        SECTION 11.11  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of Seven Seas or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 11.12  SUCCESSORS.

                  All agreements of Seven Seas in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 11.13  SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 11.14  COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 11.15  TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.


                                           SEVEN SEAS PETROLEUM INC.

                                           By: /s/ LARRY A. RAY
                                              ---------------------------------
                                           Name:   Larry A. Ray
                                                -------------------------------
                                           Title:  President
                                                 ------------------------------


                                           U.S TRUST COMPANY OF TEXAS, N.A., as
                                           Trustee

                                           By: /s/ BILL BARBER
                                              ---------------------------------
                                           Name:   Bill Barber
                                                -------------------------------
                                           Title:  Vice President
                                                 ------------------------------

                                    EXHIBIT A
                                 (Face of Note)
                   12% Series A Senior Secured Notes due 2004
                     [12% Series B Senior Secured Notes](1)

CUSIP

No.                                                                  $

                            SEVEN SEAS PETROLEUM INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ Dollars ($______________) on [the earlier to occur of the consummation of Seven Seas' Rights Offering of the Series A Notes and](2) November 7, 2004.

Interest Payment Dates:

         (a) November 7, 2004, for interest accruing from July 23, 2001 to July 23, 2003; and

         (b) October 23, January 23, April 23 and July 23, commencing October 23, 2003, for interest accruing after July 23, 2003 with a final Interest Payment Date on November 7, 2004.

Record Dates:

         (a) October 23, 2004, for interest accruing from July 23, 2001 to July 23, 2003; and

         (b) October 8, January 8, April 8 and July 8, commencing October 8, 2003, for interest accruing after July 23, 2003.


[Interest Payment Dates:

         (a) November 7, 2004, for interest accruing from July 23, 2001 to July 23, 2003; and

         (b) October 23, January 23, April 23 and July 23, commencing October 23, 2003, for interest accruing after July 23, 2003 with a final Interest Payment Date on November 7, 2004.

Record Dates:

         (a) The earlier to occur of 15 days prior to the date of consummation of Seven Seas' Rights Offering of the Series A Notes and October 23, 2004, for interest accruing from July 23, 2001 to July 23, 2003; and

         (b) October 8, January 8, April 8 and July 8, commencing October 8, 2003, for interest accruing after July 23, 2003.](3)

                                                SEVEN SEAS PETROLEUM INC.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

---------
(1) Used on Series B Notes only.

(2) Used on Series B Notes only.

(3) Used on Series B Notes only.

[This is the Global Note
referred to in the within-
mentioned Indenture](4)

U.S. TRUST COMPANY
OF TEXAS, N.A.
as Trustee
By:
   ----------------------------

Authorized Signatory

Dated:                     , 2001
       --------------------

===============================================================================

---------
(4) Used on Global Note only.

                                 (Back of Note)

                   12% Series A Senior Secured Notes due 2004

                      [12% Series B Senior Secured Notes](5)

         [THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(e) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
         (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](6)

         [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U. S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHIN THE


---------
(5) Used on Series B Notes only.

(6) Used on Global Note only.

         UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS, EXCEPT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IN A TRANSACTION MADE IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO SEVEN SEAS) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.](7)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Seven Seas Petroleum Inc., a Cayman Islands exempt company limited by shares (the "Company"), promises to pay interest on the principal amount of this Note at 12.000% per annum until maturity and shall pay the Additional Amounts, if any, as follows:

         (a) Interest and Additional Amounts, if any, accruing quarterly on October 23, January 23, April 23 and July 23 of each year from July 23, 2001 to July 23, 2003 shall be paid on the Maturity Date to Persons who are registered Holders of Notes at the close of business on [the date that is 15 days immediately prior to the Maturity Date](8) October 23, 2004, even if such Notes are cancelled after such record date and on or before the Maturity Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Quarterly interest accrued and unpaid under this paragraph (a) will, to the extent lawful, accrue interest at the rate provided in this Note.

         (b) Interest and Additional Amounts, if any, accruing after July 23, 2003 shall be paid quarterly on October 23, January 23, April 23 and July 23 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (an "Interest Payment Date") to Persons who are registered Holders of Notes at the close of business on October 8, January 8, April 8 and July 8 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Interest on the Notes under this paragraph (b) shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 24, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next

---------
(7) Used on Series B Notes only.

(8) Used on Series B Notes only.

         succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 23, 2003 and the last Interest Payment Date shall be November 7, 2004.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Additional Amounts, if any, on the Maturity Date and Interest Payment Dates, as applicable, to the Persons who are registered Holders of Notes. The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Trust Company of Texas, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 23, 2001 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION. The Notes are subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of Notes to be redeemed at a purchase price of 100.000% of the principal amount thereof, in each case plus any accrued and unpaid interest and Additional Amounts, if any, thereon to the redemption date.

6. MANDATORY REDEMPTION. In additional to any required Change of Control Offer or an Asset Sale Offer, the Company will redeem a portion of its senior secured Indebtedness, including a portion of Notes, if the Company does not spud the Sub-Thrust Test Well prior to February 28, 2002. The redemption shall be on a pro rata basis for an aggregate principal amount of senior secured Indebtedness equal to the funds remaining in the Escrow Account, at a purchase price equal to 100.000% of the principal amount of the senior secured Indebtedness, plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase. The Company shall not be required to make any other mandatory redemption payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $100 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100.000% of the aggregate principal amount thereof plus accrued and unpaid interest thereon and Additional Amounts, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates an Asset Sale resulting in Net Proceeds in any period of twelve consecutive months, the Company may apply, or enter into binding contracts irrevocably committing the Company or such Restricted Subsidiary to apply, such Net Proceeds to an investment in another business, a capital expenditure or an acquisition of other tangible assets, in each case, in the Oil and Gas Business, the permanent reduction of Indebtedness under a secured Credit Agreement or the permanent reduction of any other senior secured Indebtedness of the Company or permanent reduction of any long-term secured Indebtedness of such Restricted Subsidiary. The amount of any excess Net Proceeds required to be applied, or to be committed to be applied, during such twelve-month period and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, on the 366th day after the receipt of any Net Proceeds from an Asset Sale, there exists Excess Proceeds, the Company must commence and consummate an Asset Sale Offer to the Holders of Notes and the Holders of any Indebtedness ranking equally with the Notes and entitled to participate in such an Asset Sale Offer on a pro rata basis, in an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100.000% of the principal amount thereof, plus, in each case, accrued interest and Additional Amounts, if any, to the date of purchase.

8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of $100 or whole multiples of $100; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $100, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.

9. SECURITY. To secure the due and punctual payment of the principal, interest and Additional Amounts, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Notes pursuant to the Indenture. The Collateral is subject to release from the Lien of the Indenture to the extent provided therein.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100 and integral multiples of $100. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for certificated Notes in addition to or in place of uncertificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

13. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest or Additional Amounts, if any, on the Notes; (c) default in the performance of the provisions of Sections 3.8, 4.9, 4.10, 4.11 and 5.01 of the Indenture; (d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) the nonpayment within any applicable grace period after the final maturity, or the acceleration by the Holders because of a default, of Indebtedness of the Company or any Restricted Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; and (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

14. DEFEASANCE. The Indenture and the obligations under the Notes may be defeased (subject to certain exceptions) or the Company may cease to comply with certain covenants of the Indenture, upon satisfaction of the conditions specified in Article 8 of the Indenture.

15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Seven Seas Petroleum Inc.
                  5555 San Felipe, Suite
                  Houston, Texas  77056
                  Attention:  President

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


-------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:
     -----------------

                                       Your Signature:
                                                      -------------------------
                                       Sign exactly as your name appears on the face of this Note)


                                       Signature Guarantee:

                                       ----------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.9 or 4.10 of the Indenture, check the box below:

[ ] Section 4.9          [ ] Section 4.10

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.10 of the Indenture, state the amount you elect to have purchased: $
                          --------


Date:                             Your Signature:
      ------------------                         -------------------------
                                  Sign exactly as your name appears on the Note)

                                  Signature Guarantee:

                                  ---------------------------------------------

                                  Tax Identification No:
                                                        ---------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for a Series A Definitive Note, or exchanges of a part of a Series A Definitive Note for an interest in this Global Note, have been made:

                       Amount of         Amount of        Principal Amount   Signature of
                     decrease in        increase in        of this Global     authorized
                   Principal Amount   Principal Amount     Note following     officer of
                       of this            of this           such decrease     Trustee or
Date of Exchange     Global Note        Global Note        (or increase)      Custodian
----------------   ----------------   -----------------   -----------------  ------------



                                    EXHIBIT B


          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER

Seven Seas Petroleum Inc.
5555 San Felipe, Suite 1700
Houston, Texas  77056

U.S. Trust Company of Texas, N.A.
2001 Ross Avenue, Suite 2700
Dallas, Texas  75201

         Re: 12% Series A Senior Secured Notes due 2004 and 12% Series B Senior Secured Notes of Seven Seas Petroleum Inc.

Reference is hereby made to the Indenture, dated as of July 23, 2001 (the "Indenture"), between Seven Seas Petroleum Inc., as issuer (the "Company") and __________________, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

A. CERTIFICATE OF TRANSFER

______________, (the "Transferor" or "Owner") owns and proposes to transfer Series B Note[s] or interests in such Note[s] in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A SERIES B NOTE. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Series B Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

(b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

(c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Series B Note and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Series B Notes shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Series B Notes and in the Indenture and the Securities Act.

2. [ ] CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE GLOBAL NOTE OR A SERIES A DEFINITIVE NOTE.

(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Series B Notes and in the Indenture.

(b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Series B Notes and in the Indenture.

(c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Series B Notes and in the Indenture.

B. CERTIFICATE OF EXCHANGE

The Owner owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____________ in such Note[s] or interests (see "exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. [ ] EXCHANGE OF SERIES B NOTES FOR SERIES A DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN THE GLOBAL NOTE.

(a) [ ] CHECK IF EXCHANGE IS FROM SERIES B NOTE TO BENEFICIAL INTEREST IN THE GLOBAL NOTE. In connection with the Owner's Exchange of a Series B Note for a beneficial interest in the Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Series B Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [ ] CHECK IF EXCHANGE IS FROM SERIES B NOTE TO SERIES A DEFINITIVE NOTE. In connection with the Owner's Exchange of a Series B Note for a Series A Definitive Note, the Owner hereby certifies (i) the Series A Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Series B Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Series A Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        -------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------
Dated:            ,
      ------------  -------

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1. After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

                  (a) [ ] a beneficial interest in the Global Note; or
                  (b) [ ] a Series A Definitive Note

            in accordance with the terms of the Indenture.

                                   EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY GUARANTORS

             SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _____________, among ______________ (the "Guarantor"), a subsidiary of Seven Seas Petroleum Inc. (or its permitted successor), a Cayman Island exempt company limited by shares (the "Company"), and ___________________, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of _______, 2001 providing for the issuance of an aggregate principal amount of $45 million of 12% Series A Senior Secured Notes due 2004 and 12% Series B Senior Secured Notes (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  (a) Capitalized Terms. Capitalized Terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) Agreement to Guarantee. The Guarantor hereby agrees as follows:

              (i) Along with all Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

                           (A) the principal of, premium, if any, and interest
                  and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of to the extent and interest and Additional Amounts, if any, on the Notes to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Indenture shall be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture; and

                           (B) in case of any extension of time of payment or
                  renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

              (ii) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

              (iii) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

              (iv) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

              (v) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

              (vi) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

              (vii) As between the Guarantors, on the one hand, the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

              (viii) The Guarantors shall have the right to seek contribution from non-paying Guarantors so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

              (ix) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Guarantee of the Notes shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  (c) Execution and Delivery. Each Subsidiary Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee of the Notes.

                  (d) Guarantor May Consolidate, Etc. on Certain Terms.

              (i) Subject to Section (e) hereof, the Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                           (A) subject to Section (e) hereof, the Person formed
                  by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a Supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Guarantee of the Notes on the terms set forth herein or therein; and

                           (B) immediately after giving effect to such
                  transaction, no Default or Event of Default exists.

              (ii) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by Supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees of the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees of the Notes theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees of the Notes had been issued at the date of the execution hereof.

              (iii) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (A) and (B) of Section (d)(i) hereof, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  (e) Releases.

              (i) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under the Supplemental Indenture and its Guarantee of the Notes; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel complying with Sections 11.4 and 11.5 of the Indenture to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee of the Notes.

              (ii) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in the Indenture.

                  (f) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees of the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  (g) NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  (h) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  (i) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  (j) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                  Dated:
                         ---------------------------

                                             [Guarantor]

                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------


                                                                  , as Trustee
                                              --------------------

                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------